UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934
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Sun Communities, Inc.
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PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION

SUN COMMUNITIES, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On July 23, 2013
You are cordially invited to attend the 2013 Annual Meeting of Shareholders (the “Annual Meeting”) of Sun Communities, Inc. The Annual Meeting will be held on Tuesday, July 23, 2013, at 11:00 a.m., local time at 27777 Franklin Road, Suite 100, Southfield, MI 48034. At the Annual Meeting, common shareholders of record at the close of business on May 10, 2013 (the “Record Date”) will be asked to:

1.
Elect three directors to serve until our 2016 annual meeting of shareholders, or our 2014 annual meeting of shareholders if Proposal No. 2 is approved and, in either case, or until their successors shall have been duly elected and qualified;

2.	Amend our charter to eliminate classification of the board of directors and elect directors annually;

3.	Ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for 2013;

4.	Conduct a non-binding advisory vote on executive compensation; and

5.	Consider any other business properly brought before the Annual Meeting.
The attached Proxy Statement contains details of the proposals to be voted on at the Annual Meeting. We encourage you to read the Proxy Statement carefully.
Only common shareholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting or any adjournments.
Your vote is important to us. Please vote as promptly as possible by using the internet, telephone or by signing, dating and returning the proxy card mailed to those who receive paper copies of this Proxy Statement.
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 23, 2013.
This proxy statement and our Annual Report to shareholders are available at www.proxyvote.com.

By Order of the Board of Directors
May , 2013	KAREN J. DEARING
Secretary

(i)

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION

SUN COMMUNITIES, INC.
PROXY STATEMENT

INTRODUCTION

This Proxy Statement contains information related to the 2013 Annual Meeting of Shareholders (the "Annual Meeting") of Sun Communities, Inc. (the "Company"), which will be held on Tuesday, July 23, 2013, at 11:00 a.m. local time at 27777 Franklin Road, Suite 100, Southfield, MI 48034. On or about May 17, 2013, we began mailing a notice containing instructions on how to access these proxy materials to all shareholders of record at the close of business on May 10, 2013 (the "Record Date").

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the Purpose of the Annual Meeting?

At the Annual Meeting, shareholders will vote on the following proposals (the “Proposals”):

•
Proposal No. 1 — Election of three directors to serve until our 2016 annual meeting of shareholders, or our 2014 annual meeting of shareholders if Proposal No. 2 is approved and, in either case, or until their successors shall have been duly elected and qualified;

•	Proposal No. 2 — Amendment of our charter to eliminate classification of the board of directors and elect directors annually;
•	Proposal No. 3 — Ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2013; and
•	Proposal No. 4 — Non-binding advisory vote on executive compensation.

In addition, shareholders shall consider any other business properly brought before the Annual Meeting.

We have sent these proxy materials to you because our Board of Directors (the "Board") is requesting that you allow your shares of our common stock ("Common Stock") to be represented at the Annual Meeting by the proxies named in the enclosed proxy card. This Proxy Statement contains information that we are required to provide you under the rules of the Securities and Exchange Commission ("SEC") and that is designed to assist you in voting your shares of Common Stock.

Who is Entitled to Vote?

You will be entitled to vote your shares of Common Stock on the Proposals if you held your shares of Common Stock at the close of business on the Record Date. As of the Record Date, a total of shares of Common Stock were outstanding and entitled to vote held by holders of record. Shares cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy. Each share of Common Stock entitles its holder to cast one vote for each matter to be voted upon.

What is Required to Hold the Annual Meeting?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote on the Record Date will constitute a quorum permitting business to be conducted at the Annual Meeting. If you have returned valid proxy instructions or you attend the Annual Meeting and vote in person, your shares of Common Stock will be counted for purposes of determining whether there is a quorum, even if you abstain from voting on any or all matters introduced at the Annual Meeting. If there is not a quorum at the Annual Meeting, the shareholders entitled to vote at the Annual Meeting, whether present in person or represented by proxy, will only have the power to adjourn the Annual Meeting until such time as there is a quorum. The Annual Meeting may be reconvened without notice to the shareholders, other than an announcement at the prior adjournment of the Annual Meeting, within 120 days after the Record Date, and a quorum must be present at such reconvened Annual Meeting.

How do I Vote?

Your vote is important. Shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card.

•	To vote by Internet, go to www.proxyvote.com and follow the instructions there. You will need the 12 digit number included on your proxy card, voter instruction form or notice.

•
To vote by telephone, shareholders should dial the phone number listed on their voter instruction form and follow the instructions. You will need the 12 digit number included on the voter instruction form or notice.

•	If you received a notice and wish to vote by traditional proxy card, you can receive a full set of materials at no charge through one of the following methods:

(i)    by internet: www.proxyvote.com;

(ii)    by phone: (800) 579-1639; or

(iii)	by email: sendmaterial@proxyvote.com (your email should contain the 12 digit number in the subject line included on the voter instruction form or notice).

The deadline for voting by phone or electronically is 11:59 p.m., Eastern Time, on July 22, 2013.

If you complete your proxy via the internet, telephone or properly sign and return you proxy card, your shares will be voted as you direct. You may specify whether your shares should be voted: (1) for all, some or none of the nominees for director, (2) for or against Proposal No. 2, (3) for or against Proposal No. 3 and (4) for or against Proposal No. 4.

We encourage you to provide voting instructions to your brokerage firm by returning a completed proxy. This ensures your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive notice of this Proxy Statement.

Can I Change or Revoke My Proxy?

Yes, you may change your proxy at any time before the Annual Meeting by timely delivery of a properly executed, later-dated proxy or by voting in person at the Annual Meeting. You may also revoke your proxy by filing with our Secretary, any time prior to the time set for commencement of the Annual Meeting, a written notice of revocation bearing a later date than the proxy. However, attendance (without further action) at the Annual Meeting will not by itself constitute revocation or change of a previously granted proxy.

What are the Board’s Recommendations?

If no instructions are indicated on your valid proxy, the representatives holding your proxy will vote in accordance with the recommendations of the Board. The Board unanimously recommends a vote:

•	FOR the election of each of the nominees for director;
•	FOR the amendment of our charter to eliminate classification of the board of directors and elect directors annually;
•	FOR the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2013; and
•	FOR the non-binding approval of the executive compensation as disclosed in this Proxy Statement

With respect to any other matter that properly comes before the Annual Meeting or any adjournment or postponement thereof, the representatives holding proxies will vote in their own discretion.

How Can I Receive a Proxy Statement and Annual Report?

Our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on February 25, 2013, as amended on Form 10-K/A as filed with the SEC on February 27, 2013, is available electronically via the Internet at www.proxyvote.com. In addition, we will provide without charge to each person to whom this Proxy Statement is delivered, upon written or verbal request, a copy of this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2012, which contains our audited financial statements.  Written or telephone requests should be directed to us at 27777 Franklin Road, Suite 200, Southfield, Michigan 48034.  Our telephone number is (248) 208-2500.

If you received a notice and wish to vote by traditional proxy card, you can receive a full set of materials at no charge through one of the following methods:

(i)    by internet: www.proxyvote.com;

(ii)    by phone: (800) 579-1639; or

(iii)	by email: sendmaterial@proxyvote.com (your email should contain the 12 digit number in the subject line included on the voter instruction form or notice).

What Vote is Needed to Approve Each Proposal?

Following are the votes needed in order for each Proposal to be approved at the Annual Meeting. For all Proposals a quorum must be present at the Annual Meeting.

Proposal No. 1:  The affirmative vote by a majority of all the votes cast in person or by proxy at the Annual Meeting is necessary for the election of three directors to serve until our 2016 annual meeting of shareholders, or our 2014 annual meeting of shareholders if Proposal No. 2 is approved and, in either case, or until their successors shall have been duly elected and qualified.

Proposal No. 2:  The affirmative vote of at least two-thirds of all the votes entitled to vote on this proposal is required for the amendment of our charter to eliminate classification of the board of directors and elect directors annually.

Proposal No. 3: The affirmative vote by a majority of all the votes cast in person or by proxy at the Annual Meeting is required for the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2013.

Proposal No. 4:  The affirmative vote by a majority of all the votes cast in person or by proxy at the Annual Meeting is required for the non-binding approval of the executive compensation of our named executive officers as disclosed in this Proxy Statement.

We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions do not constitute a vote "for" or "against" any matter being voted on at the Annual Meeting and will not be counted as "votes cast." Therefore, abstentions will have no effect on any of the proposals. Broker "non-votes," or proxies from brokers or nominees indicating that such broker or nominee has not received instructions from the beneficial owner or other entity entitled to vote such shares on a particular matter with respect to which such broker or nominee does not have discretionary voting power, will be treated in the same manner as abstentions for purposes of the Annual Meeting. If you are a beneficial owner whose shares of Common Stock are held of record by a broker, your broker has discretionary voting authority under New York Stock Exchange ("NYSE") rules to vote your shares on Proposal No. 3 even if the broker does not receive voting instructions from you. However, under NYSE rules, your broker does not have discretionary authority to vote on Proposal No. 1, Proposal No. 2 or Proposal No. 4 without instructions from you, in which case a broker "non-vote" will occur and your shares of Common Stock will not be voted on these matters.

How is My Vote Counted?

If the proxy in the form enclosed is duly executed, dated and returned, and it has not been revoked in accordance with the instructions enclosed, the shares of Common Stock represented by the proxy will be voted by Gary A. Shiffman and Karen J. Dearing, the Board’s proxy agents for the Annual Meeting, in the manner specified in the proxy. If no specification is made, the Common Stock will be voted “for” the election of the three nominees for the Board, “for” the amendment of our charter to eliminate classification of the board of directors and elect directors annually, “for” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2013, “for” the executive compensation as disclosed in this Proxy Statement, and at the discretion of Gary A. Shiffman and Karen J. Dearing, the Board’s designated representatives for the Annual Meeting, with respect to such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. In addition, no shareholder proposals or nominations were received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

Who is Soliciting My Proxy?

This solicitation of proxies is made by and on behalf of our Board. Proxies may be solicited by personal interview, telephone, facsimile or email or by our directors, officers and employees. Arrangements may also be made with brokerage houses or other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred in forwarding the material. We anticipate fees and expenses for these parties will not exceed $1,000. The costs of all proxy solicitation will be borne by us.

Our principal executive offices are located at 27777 Franklin Road, Suite 200, Southfield, Michigan 48034.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors and Committees

Our charter currently divides directors serving on our Board into three classes and the members of each class of directors serve staggered three-year terms. The Board presently has the following seven directors: Stephanie W. Bergeron, Clunet R. Lewis and Arthur A. Weiss, who have terms expiring at the Annual Meeting; Ronald L. Piasecki and Gary A. Shiffman, who have terms expiring at our 2014 annual meeting of shareholders; and Paul D. Lapides and Robert H. Naftaly, who have terms expiring at our 2015 annual meeting of shareholders. There is also currently a vacant seat on our Board in the class of directors who have terms expiring at our 2015 annual meeting of shareholders. As permitted by our bylaws, the Board may by resolution reduce the size of the Board to seven directors. Alternatively, the Board may elect a director to fill the vacancy upon identification of a qualified candidate. If the Board elects a director to fill the vacancy, such director will serve until the next annual meeting of shareholders or until his or her successor is elected and qualified. If Proposal No. 2 is not approved by our shareholders and the Board fills this vacancy before our 2014 annual meeting of shareholders, the shareholders will vote on a proposal at the 2014 annual meeting to elect a director to fill this seat until the annual meeting of shareholders to be held in 2015 or until his or her successor is elected and qualifies.

The Board meets quarterly, or more often as necessary. The Board met eight times during 2012 and took various actions pursuant to resolutions adopted by unanimous written consent. All directors attended at least 75% of the meetings of the Board and each committee on which they served. Our policy is that all directors are strongly encouraged to attend annual meetings of shareholders. All of our board members attended the annual meeting of shareholders held on July 19, 2012.

Several important functions of the Board may be performed by committees that are comprised of members of the Board. Our Bylaws authorize the formation of these committees and grant the Board the authority to prescribe the functions of each committee and the standards for membership of each committee. In addition, the Board appoints the members of each committee. The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and an Executive Committee. You may find copies of the charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee under the “Investor Relations-Officers and Directors” section of our website at www.suncommunities.com. You may also find a copy of our corporate governance guidelines and its code of business ethics under the “Investor Relations-Officers and Directors” section of our website at www.suncommunities.com. All of the committee charters, our corporate governance guidelines and our code of business ethics are available in print to any shareholder who requests them.

The Audit Committee operates pursuant to a fourth amended and restated charter that was approved by the Board in April 2013, and is reviewed annually. The fourth amended and restated charter is attached hereto as Appendix B. It is also available under the “Investors-Officers and Directors” section of our website at www.suncommunities.com. The Audit Committee, among other functions, (i) has the sole authority to appoint, retain, terminate and determine the compensation of our independent accountants, (ii) reviews with our independent accountants the scope and results of the audit engagement, (iii) approves professional services provided by our independent accountants, (iv) reviews the independence of our independent accountants, and (v) directs and controls our internal audit functions. The current members of the Audit Committee are Messrs. Robert H. Naftaly, Clunet R. Lewis (Chairman) and Ms. Stephanie W. Bergeron, all of whom are “independent” as that term is defined in the rules of the SEC and applicable rules of the NYSE. The Audit Committee held four formal meetings during the fiscal year ended December 31, 2012. The Board has determined that each member of the Audit Committee is an “audit committee financial expert,” as defined by SEC rules.

The Compensation Committee operates pursuant to a charter that was approved by the Board in March 2004. A copy of the Compensation Committee Charter is available under the “Investors-Officers and Directors” section of our website at www.suncommunities.com. The Compensation Committee, among other functions, (i) reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and such other executive officers as may be designated by the Chief Executive Officer, evaluates the performance of such officers in light of such goals and objectives, and determines and approves the compensation of such officers based on these evaluations, (ii) approves the compensation of our other executive officers, (iii) recommends to the Board for approval the compensation of the non-employee directors and (iv) oversees our incentive-compensation plans and equity-based plans. The current members of the Compensation Committee are Messrs. Robert H. Naftaly (Chairman), Clunet R. Lewis and Paul D. Lapides, all of whom are independent directors under the NYSE rules. During the fiscal year ended December 31, 2012, the Compensation Committee held two formal meetings and took various actions by unanimous written consent. See “Report of the Compensation Committee on Executive Compensation.”

The Nominating and Corporate Governance Committee (the “NCG Committee”) operates pursuant to a charter that was approved by the Board in March 2004. A copy of the NCG Committee Charter is available under the “Investors-Officers and Directors”

section of our website at www.suncommunities.com. The NCG Committee, among other functions, is responsible for (i) identifying individuals qualified to become Board members, consistent with criteria approved by the Board, (ii) recommending that the Board select the committee-recommended nominees for election at each annual meeting of shareholders, (iii) developing and recommending to the Board a set of corporate governance guidelines applicable to us, and (iv) periodically reviewing such guidelines and recommending any changes, and overseeing the evaluation of the Board. The current members of the NCG Committee are Messrs. Paul D. Lapides (Chairman), Clunet R. Lewis and Ronald L. Piasecki, all of whom are independent under the NYSE rules. The NCG Committee held one formal meeting during the fiscal year ended December 31, 2012. The NCG Committee considers diversity and skills in identifying nominees for service on our Board. Regarding diversity, the NCG Committee considers the entirety of the board and a wide range of economic, social and ethnic backgrounds and does not nominate representational directors from any specific group.

The Executive Committee was established to generally manage our day-to-day business and affairs between regular Board meetings. In no event may the Executive Committee, without the prior approval of the Board acting as a whole: (i) recommend to the shareholders an amendment to our charter; (ii) amend our bylaws; (iii) adopt an agreement of merger or consolidation; (iv) recommend to the shareholders the sale, lease or exchange of all or substantially all of our property and assets; (v) recommend to the shareholders our dissolution or a revocation of a dissolution; (vi) fill vacancies on the Board; (vii) fix compensation of the directors for serving on the Board or on a committee of the Board; (viii) declare dividends or authorize the issuance of our stock; (ix) approve or take any action with respect to any related party transaction involving us; or (x) take any other action which is forbidden by our bylaws. All actions taken by the Executive Committee must be promptly reported to the Board as a whole and are subject to ratification, revision and alteration by the Board, except that no rights of third persons created in reliance on authorized acts of the Executive Committee can be affected by any such revision or alteration. The current members of the Executive Committee are Messrs. Gary A. Shiffman and Arthur A. Weiss. The Executive Committee did not hold any formal meetings during the fiscal year ended December 31, 2012.

The Board oversees and implements its risk management function several different ways. Specifically, the Audit Committee discusses our risk assessment and risk management policies with the Chief Financial Officer and other accounting staff, our internal auditor and our independent accountants in conjunction with its review of our financial statements as they deem necessary. In addition, the Board discusses the general risks facing us, the risk factors disclosed in our annual and period reports and our risk management policies with our executive management team from time to time throughout the year. In the event that a specific risk is identified, the Board or the Audit Committee directs management to assess, evaluate and provide remedial recommendations to the Board, or the Audit Committee, with respect to such risk which may include suggested public disclosure.

Communications with the Board

If you wish to communicate with any of the directors of the Board or the Board as a group, you may do so by writing to them at [Name(s) of Director(s)/Board of Directors of Sun Communities, Inc.], c/o Compliance Officer, Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, MI 48034.

If you wish to contact the Audit Committee to report complaints or concerns regarding accounting, internal accounting controls or auditing matters, you may do so by writing to Chairman of the Audit Committee of Sun Communities, Inc., c/o Compliance Officer, Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, MI 48034. You are welcome to make any such report anonymously but we prefer that you identify yourself so that we may contact you for additional information if necessary or appropriate.

If you wish to communicate with our non-management directors as a group, you may do so by writing to Non-Management Directors of Sun Communities, Inc., c/o Compliance Officer, Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, MI 48034.

We recommend that all correspondence be sent via certified U.S. mail, return receipt requested. All correspondence received by the Compliance Offer will be forwarded by the Compliance Officer promptly to the addressee(s).

Board Leadership Structure and Independence of Non-Employee Directors

The Board and the Nominating and Corporate Governance Committee assess and revise our leadership structure from time to time. The Board does not have a fixed policy regarding the separation of the offices of Chairman and Chief Executive Officer and believes that it should maintain the flexibility to select the Chairman and its Board leadership structure, from time to time, based on the criteria that it deems to be in the best interests of the company and its shareholders. Gary A. Shiffman currently serves as our Chairman of the Board, President and Chief Executive Officer. The Board believes that combining the Chairman and Chief Executive Officer positions is the right corporate governance structure for us at this time because it most effectively utilizes

Mr. Shiffman's extensive experience and knowledge regarding the company and the manufactured home industry and provides for the most efficient leadership of our Board and company. The Board believes that Mr. Shiffman, rather than an independent director, is in the best position, as Chairman and Chief Executive Officer, to lead Board discussions regarding our business and strategy and to help the Board respond quickly and effectively to the many business challenges affecting the company. The Board also believes that this structure is preferable because it allows one person to speak for and lead the company and the Board and that splitting the roles of Chairman and Chief Executive Officer may cause the company's leadership to be less effective.

Although the Board believes that it is more effective to have one person serve as our Chairman and Chief Executive Officer at this time, it also recognizes the importance of strong independent leadership on the Board. Accordingly, in addition to maintaining a significant majority of independent directors (as described below) and independent Board committees, the Board appoints a Lead Independent Director on an annual basis to serve for a term of one year. Mr. Clunet R. Lewis is currently serving as Lead Independent Director. The Lead Independent Director calls and presides at the executive sessions of our independent directors, acts as a liaison between our management team and the Board and is responsible for identifying, analyzing and making recommendations to the Board with respect to certain strategic and extraordinary matters. The Board believes that its Lead Independent Director structure including the duties and responsibilities described above provides the same independent leadership, oversight, and benefits for the company and the Board that would be provided by an independent Chairman.

The NYSE rules require that a majority of the Board consist of members who are independent. There are different measures of director independence—independence under NYSE rules, under Section 16 of the Exchange Act and under Section 162(m) of the Code. The Board has reviewed information about each of our non-employee directors and determined that Ms. Stephanie W. Bergeron and Messrs. Paul D. Lapides, Clunet R. Lewis, Robert H. Naftaly, and Ronald L. Piasecki are independent directors. The independent directors meet on a regular basis in executive sessions without management participation. In 2012, the executive sessions occurred after some of the regularly scheduled meetings of the entire Board and may occur at such other times as the independent directors deem appropriate or necessary.

Consideration of Director Nominees

Board Membership Criteria

The Board of Directors has established criteria for Board membership. These criteria include the following specific, minimum qualifications that the NCG Committee believes must be met by an NCG Committee-recommended nominee for a position on the Board:

•	The candidate must have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing;

•	The candidate must be highly accomplished in his or her field, with superior credentials and recognition;

•	The candidate must be well regarded in the community and must have a long-term reputation for high ethical and moral standards;

•	The candidate must have sufficient time and availability to devote to our affairs, particularly in light of the number of boards on which the nominee may serve; and

•
The candidate’s principal business or occupation must not be such as to place the candidate in competition with us or conflict with the discharge of a director’s responsibilities to us or to our shareholders.

In addition to the minimum qualifications for each nominee set forth above, the NCG Committee will recommend director candidates to the full Board for nomination, or present director candidates to the full Board for consideration, to help ensure that:

•	A majority of the Board of Directors shall be “independent” as defined by the NYSE rules;

•	Each of its Audit, Compensation and NCG Committees shall be comprised entirely of independent directors; and

•	At least one member of the Audit Committee shall have such experience, education and qualifications necessary to qualify as an “audit committee financial expert” as defined by the rules of the SEC.

Consideration of Shareholder Nominated Directors

The NCG Committee’s current policy is to review and consider any director candidates who have been recommended by shareholders in compliance with the procedures established from time to time by the NCG Committee. All shareholder recommendations for director candidates must be submitted in writing to our Secretary at Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, MI 48034, who will forward all recommendations to the NCG Committee. All shareholder recommendations for director candidates for election at our 2014 annual meeting of shareholders must be submitted to our Secretary not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the Annual Meeting provided, however, that if the 2014 annual meeting is more than 30 days earlier or later than the first anniversary of the Annual Meeting, notice by the shareholder must be delivered not earlier than the 120th day and not later than the 90th day prior to the date of the 2014 annual meeting or, if the first public announcement of the date of the 2014 annual meeting is less than 100 days prior to the date of the Annual Meeting, the tenth day following the day on which public announcement of the date of the 2014 annual meeting is first made by us. All shareholder recommendations for director candidates must include the following information:

•	The shareholder’s name, address, number of shares owned, length of period held and proof of ownership;

•
The name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate;

•
A description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership as approved by the Board from time to time;

•	A description of all arrangements or understandings between the shareholder and the proposed director candidate;

•
The consent of the proposed director candidate (1) to be named in the proxy statement relating to our annual meeting of shareholders and (2) to serve as a director if elected at such annual meeting; and

•	Any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

Identifying and Evaluating Nominees

The NCG Committee may solicit recommendations for director nominees from any or all of the following sources: non-management directors, executive officers, third-party search firms or any other source it deems appropriate. The NCG Committee will review and evaluate the qualifications of any proposed director candidate that it is considering or has been recommended to it by a shareholder in compliance with the NCG Committee’s procedures for that purpose, and conduct inquiries it deems appropriate into the background of these proposed director candidates. When nominating a sitting director for re-election, the NCG Committee will consider the director’s performance on the Board and the director’s qualifications in respect to the criteria set forth above. Other than circumstances in which we are legally required by contract or otherwise to provide third parties with the ability to nominate directors, the NCG Committee will evaluate all proposed director candidates based on the same criteria and in substantially the same manner, with no regard to the source of the initial recommendation of the proposed director candidate.

Incumbent Directors and Nominees

The following list identifies each incumbent director and nominee for election to the Board at the Annual Meeting and describes each person’s principal occupation for the past five years. Each of the directors has served continuously from the date of his or her election to the present time.

Name	Age	Office
Gary A. Shiffman	59	Chairman, Chief Executive Officer, President and Director
Stephanie W. Bergeron	59	Director (Nominee)
Paul D. Lapides	58	Director
Clunet R. Lewis	66	Director (Nominee)
Robert H. Naftaly	75	Director
Ronald L. Piasecki	74	Director
Arthur A. Weiss	64	Director (Nominee)

Gary A. Shiffman is our Chairman, Chief Executive Officer, and President, and has been an executive officer since our inception. He has been actively involved in the management, acquisition, construction and development of manufactured housing communities and has developed an extensive network of industry relationships over the past twenty years. He has overseen the acquisition, rezoning, development and marketing of numerous manufactured home expansion projects, as well as other types of income producing real estate. Additionally, Mr. Shiffman has significant direct holdings in various real estate asset classes, which include office, multi-family, industrial, residential and retail. Mr. Shiffman is an executive officer and a director of SHS and all of our other corporate subsidiaries. Mr. Shiffman is also a director of Origen Financial, Inc. (OTCBB: ORGN.BB).

Stephanie W. Bergeron has been a director since May 2007. She is currently a member of our Audit Committee. Ms. Bergeron, a registered certified public accountant, also serves as the President and Chief Executive Officer of Walsh College. Additionally, Ms. Bergeron serves as President and Chief Executive Officer of Bluepoint Partners, LLC, a firm providing financial consulting services. From December 1998 to December 2003, Ms. Bergeron served as Vice President and Treasurer and then Senior Vice President-Corporate Financial Operations of The Goodyear Tire & Rubber Company (“Goodyear”). Prior to joining Goodyear, Ms. Bergeron was a Vice President and Assistant Treasurer of DaimlerChrysler Corporation. She has also served on Audit Committees of several publicly traded companies (including as chairman) and a number of not for profit organizations. During her business career, Ms. Bergeron directed staff responsible for accounting, treasury, investor relations and tax matters. Crain’s Detroit Business named Bergeron one of its “Most Influential Women” in 1997 and in 2007.

Paul D. Lapides has been a director since December 1993. He is currently the chairman of our NCG Committee and a member of our Compensation Committee. Mr. Lapides is Director of the Corporate Governance Center in the Michael J. Coles College of Business at Kennesaw State University, where he is a professor of management and entrepreneurship. Mr. Lapides is a director of OnBoard, Inc., and a member of the advisory boards of the Newman Real Estate Institute at Baruch College and the National Association of Corporate Directors. Mr. Lapides has extensive knowledge and experience in the areas of real estate and corporate governance. Mr. Lapides, a certified public accountant, has been involved in real-estate related activities including the management of a $3.0 billion national portfolio of income-producing real estate. As a published author or co-author of more than 100 articles and twelve books, Mr. Lapides is considered a well-respected authority in management and corporate governance related issues.

Clunet R. Lewis has been a director since December 1993. He is currently the chairman of our Audit Committee, a member of our Compensation Committee and our NCG Committee, and he serves as the Lead Independent Director. Mr. Lewis has also chaired Special Committees of our Independent Directors formed to review and evaluate strategic alternatives. Mr. Lewis is a retired commercial lawyer. While in private practice, Mr. Lewis specialized in mergers and acquisitions, debt financings, issuances of equity and debt securities, and corporate governance and control issues. Mr. Lewis has also served as Board Member, General Counsel, Chief Financial Officer, President, and Managing Director of other public and private companies.

Robert H. Naftaly has been a director since October 2006. He is currently the chairman of our Compensation Committee and a member of our Audit Committee. Mr. Naftaly is retired as President and Chief Executive Officer of PPOM, an independent operating subsidiary of Blue Cross Blue Shield of Michigan (“BCBSM”) and as Executive Vice President and Chief Operating Officer of BCBSM. Previously, Mr. Naftaly served as Vice President and General Auditor of Detroit Edison Company and was the Director of the Department of Management and Budget for the State of Michigan. He was a managing partner and founder of Geller, Naftaly, Herbach & Shapiro, a certified public accounting firm. In addition, Mr. Naftaly has served as a director of Meadowbrook Insurance Group, Inc. (NYSE:MIG) since 2002 where he is currently the Chairman of the Compensation Committee and a member of the Audit Committee and Finance Committee. Mr. Naftaly is a director of Walsh College, a non-profit institution that offers business and technology degrees and programs. Mr. Naftaly also serves as a director and the chair of the Audit Committee at Talmer Bancorp, Inc. and Talmer Bank. Mr. Naftaly, a certified public accountant, draws upon a wide experience of board membership and leadership experiences. Mr. Naftaly was appointed by Governor Jennifer Granholm, as Chairperson, State Tax Commission of the State of Michigan in 2002. Mr. Naftaly is a member of the American Institute of Certified Public Accountants and the Michigan Association of Certified Public Accountants. In 2002, he received the Distinguished Achievement Award from the Michigan Association of Certified Public Accountants.

Ronald L. Piasecki has been a director since May 1996, upon completion of our acquisition of twenty-five manufactured housing communities (the “Aspen Properties”) owned by affiliates of Aspen Enterprises, Ltd. (“Aspen”). He is currently a member of our NCG Committee. Mr. Piasecki was a director of Aspen Properties, which he co-founded in 1974. From 1974 until its sale to us in 1996, Mr. Piasecki was the managing partner in charge of property financing, legal and accounting relationships, resident relations, lobbying and syndication and sale of registered private equity limited partnership and participating mortgage interests. Prior to our acquisition, Aspen was one of the largest privately-held developers and owners of manufactured housing communities in the U.S. Mr. Piasecki has been involved in real estate development and management since 1968 when he began working in the tax department of the then accounting firm of Lybrand, Ross Brothers and Montgomery in Detroit. Mr. Piasecki then practiced law, specializing in real estate development, syndication and management, until 1980 when he became a full time partner in Aspen. Mr. Piasecki is currently engaged in the financing, development and management of real estate properties.

Arthur A. Weiss has been a director since October 1996. Since 1976, Mr. Weiss has practiced law with the law firm of Jaffe, Raitt, Heuer & Weiss, Professional Corporation, which represents us in various matters. Mr. Weiss is currently Chairman of the firm and a shareholder of Jaffe, Raitt, Heuer & Weiss, Professional Corporation. Mr. Weiss practices law in the area of business planning, taxation, estate planning and real estate law. Mr. Weiss is a director of several closely-held companies in the real estate industry, steel industry and technology industry and currently serves as a director of Talmer Bancorp, Inc. and Talmer Bank. Mr. Weiss is also a director and officer of a number of closely held public and private nonprofit corporations, which include the Jewish Federation of Metropolitan Detroit and the Detroit Symphony Orchestra, where he is on the executive committee, and serves as a treasurer and board member. Mr. Weiss received a MBA in finance and a post graduate LLM degree from New York University in taxation. In addition to being an author and frequent lecturer in the Detroit area, Mr. Weiss previously was an Adjunct Professor of Law at Wayne State University. Mr. Weiss was recognized in 2008 as one of the nation’s Top 100 Attorneys by Worth magazine and has been chosen over the last 10 years as one of the Super Lawyers.

In addition to each director’s qualifications, experience and skills outlined in their biographical data above and the minimum Board qualifications set forth above, our NCG Committee looked for certain attributes in each director nominee and based on these attributes, and the mix of attributes of the other incumbent directors, determined that each director nominee should serve on our Board. The NCG Committee does not require that each director nominee possess all of these attributes but rather that the Board is comprised of directors that, taken together, provide us with a variety and depth of knowledge, judgment and experience necessary to provide effective oversight and vision. These attributes include: (a) significant leadership skills as a chief executive officer and/or relevant board member experience, (b) real estate industry experience, (c) transactional experience, especially within the real estate industry, (d) relevant experience in property operations, (e) financial expertise, and (f) legal or regulatory experience. The following table lists the attributes of each director, as determined by the NCG Committee:

Director	CEO/Board Experience	Real Estate Industry	Transactional Experience	Property Operations	Financial Expertise	Legal / Regulatory
Gary A. Shiffman	X	X	X	X	X
Stephanie W. Bergeron	X		X		X
Paul D. Lapides	X	X	X	X	X	X
Clunet R. Lewis	X	X	X		X	X
Robert H. Naftaly	X		X		X
Ronald L. Piasecki	X	X	X	X	X	X
Arthur A. Weiss	X	X	X		X	X

To the best of our knowledge, there are no material proceedings to which any director or nominee is currently a party, or has a material interest, adverse to the Company. Except as described below, to the best of our knowledge, during the past ten years: (i) there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any director or nominee, (ii) no director or nominee has been the subject of a or a party to any judicial or administrative proceedings relating to an alleged violation of (a) mail or wire fraud; (b) fraud in connection with any business entity; (c) violations of federal or state securities, commodities, banking or insurance laws and regulations, and (iii) no director or nominee has been the subject of a or a party to any sanction or order of any self-regulatory organization, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

As announced on February 27, 2006, the U.S. Securities and Exchange Commission (the “SEC”) completed its inquiry regarding the accounting for our SunChamp investment during 2000, 2001 and 2002, and the entry of an agreed-upon Administrative Order (the “Order”). The Order required us to cease and desist from violations of certain non-intent based provisions of the federal securities laws, without admitting or denying any such violations. On February 27, 2006, the SEC filed a civil action against Mr. Shiffman, in his capacity as our Chief Executive Officer, Jeffrey P. Jorissen, our then (and now former as of February 2008) Chief Financial Officer and a former Controller in the United States District Court for the Eastern District of Michigan alleging various claims generally consistent with the SEC’s findings set forth in the Order. On July 21, 2008, the U.S. District Court for the Eastern District of Michigan approved a settlement whereby the SEC dismissed its civil lawsuit against Mr. Shiffman and our former Controller. The SEC concurrently reached a settlement with Mr. Jorissen.

Director Compensation Tables

Directors who are also employees receive no additional compensation for their services as directors. During 2012, we paid directors that are not our employees the following annual fees:

	Chairman	Member
Annual Retainer	$—	$60,000
Audit Committee	$32,500	$30,000
Compensation Committee	$10,000	$5,000
NCG Committee	$10,000	$5,000
Executive Committee	$5,000	$—

The following tables provide compensation information for each member of the Board for the year ended on December 31, 2012.

Name	Fees Earned or Paid in Cash	July 2012 Restricted Stock Award (1)	Total
Stephanie W. Bergeron	$90,000	$74,080	$164,080
Paul D. Lapides	$69,521	$74,080	$143,601
Clunet R. Lewis	$102,500	$74,080	$176,580
Robert H. Naftaly	$100,000	$74,080	$174,080
Ronald L. Piasecki	$65,000	$74,080	$139,080
Ted J. Simon(2)	$56,250	$—	$56,250
Arthur A. Weiss	$62,260	$74,080	$136,340

(1)
This column represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“FASB ASC Topic 718”). For additional information on the valuation assumptions with respect to these grants, refer to Note 11 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012.

(2)	Ted J. Simon served as a director until July 19, 2012.

Name	July 2012 Restricted Stock Award (1)	Aggregate number of options outstanding at December 31, 2012
Stephanie W. Bergeron	$74,080	7,500
Paul D. Lapides	$74,080	11,000
Clunet R. Lewis	$74,080	12,000
Robert H. Naftaly	$74,080	7,500
Ronald L Piasecki	$74,080	4,500
Arthur A. Weiss	$74,080	3,000

(1)
This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions with respect to these grants, refer to Note 11 of our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012.

In February 2013, each of our non-employee directors was granted 1,800 shares of restricted stock as provided for in the First Amended and Restated 2004 Non-Employee Director Plan. All of the shares will vest on February 15, 2016.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The first matter to be considered at the Annual Meeting will be the election of three directors. Our charter currently divides directors serving on our Board into three classes. The members of each class of directors serve staggered three-year terms. The Board presently has the following seven directors: Stephanie W. Bergeron, Clunet R. Lewis and Arthur A. Weiss, who have terms expiring at the Annual Meeting; Ronald L. Piasecki and Gary A. Shiffman, who have terms expiring at our 2014 annual meeting of shareholders; and Paul D. Lapides and Robert H. Naftaly, who have terms expiring at our 2015 annual meeting of shareholders. The terms of each of the current classes of directors expire at the annual meetings of shareholders to be held in the years described above, and upon such director's respective successor being elected and qualified or until any such director's earlier resignation or removal.

Following the recommendation of the NCG Committee, the Board of Directors has nominated Ms. Bergeron and Messrs. Lewis and Weiss for election at the Annual Meeting. Subject to the effect of Proposal No. 2, as described below, each director elected at the Annual Meeting will serve for a term commencing on the date of the Annual Meeting and continuing until our 2016 annual meeting of shareholders or until his or her successor is duly elected and qualified.

As more fully set forth in Proposal No. 2 below, the amendment of our charter to eliminate classification of the board of directors and elect directors annually has been declared advisable by the unanimous vote of the Board.  The Board is recommending that our shareholders approve the amendment.

If Proposal No. 2 is approved by our shareholders, we will file articles of amendment to our charter with the State Department of Assessments and Taxation of Maryland as soon as practicable after the Annual Meeting. Each director who was elected at the 2012 annual meeting of shareholders to serve until the 2015 annual meeting of shareholders and each nominee for director at the Annual Meeting (whose terms would otherwise expire at the 2016 annual meeting of shareholders) has agreed to resign effective at the 2014 annual meeting of shareholders, contingent on approval of Proposal No. 2 by our shareholders.  Hence, if Proposal No. 2 is approved by our shareholders, beginning with the 2014 annual meeting of shareholders, each of our directors will serve a one-year term rather than a three-year term.

If Proposal No. 2 is not approved by our shareholders, the directors elected at the Annual meeting will serve until our 2016 annual meeting of shareholders.

In each case, a director will hold office until the director's successor is elected and qualified or until such director's earlier resignation or removal.

In the absence of directions to the contrary, proxies will be voted in favor of the election of the three nominees named above.

Vote Required

A majority of the votes cast in person or by proxy at the Annual Meeting is required for the election of directors. Abstentions will not be counted in determining which nominees received a majority of votes cast since abstentions do not represent votes cast for or against a candidate. Brokers are not empowered to vote on the election of directors without instruction from the beneficial owner of the shares and thus broker non-votes likely will result. Since broker non-votes are not considered votes cast for or against a candidate, they will not be counted in determining which nominees receive a majority of votes cast. Although we know of no reason why any nominee would not be able to serve, if any nominee should become unavailable for election, the persons named as proxies will vote your shares of Common Stock to approve the election of any substitute nominee proposed by the Board.

Board Recommendation

The Board unanimously recommends that you vote “FOR” each of the three nominees.

PROPOSAL NO. 2

AMENDMENT OF OUR CHARTER TO ELIMINATE CLASSIFICATION
OF THE BOARD OF DIRECTORS AND ELECT DIRECTORS ANNUALLY

Overview

The second proposal to be considered at the Annual Meeting will be the amendment of our charter to eliminate classification of the board of directors and elect directors annually. This amendment has been declared advisable by the unanimous vote of the Board.  The Board is recommending that our shareholders approve the amendment.

The provisions of the charter proposed to be amended are set forth in Appendix A, with deletions indicated by strike-outs, and additions indicated by double underlining.  The amendment is summarized below, and is qualified by reference to the specific terms of Appendix A.

Our charter and the amendments and supplements thereto have been filed as exhibits to our periodic reports filed with the SEC from time to time.  If Proposal No. 2 is approved by our shareholders and in order to give effect to that approval, we will file articles of amendment with the State Department of Assessments and Taxation of Maryland as soon as practicable after the Annual Meeting.  The charter amendment will become effective upon its acceptance for record by the State Department of Assessments and Taxation of Maryland.

Current Classified Board Structure

Our charter currently divides directors serving on our Board into three classes. The members of each class of directors serve staggered three-year terms. The Board presently has the following seven directors: Stephanie W. Bergeron, Clunet R. Lewis and Arthur A. Weiss, who have terms expiring at the Annual Meeting; Ronald L. Piasecki and Gary A. Shiffman, who have terms expiring at our 2014 annual meeting of shareholders; and Paul D. Lapides and Robert H. Naftaly, who have terms expiring at our 2015 annual meeting of shareholders. The terms of each of the current classes of directors expire at the annual meetings of shareholders to be held in the years described above, and upon such director's respective successor being elected and qualified or until any such director's earlier resignation or removal.

Reasons for Proposal No. 2

The classified board structure has been part of our charter since our initial public offering in 1993. In the past, classified boards have been common among publicly-traded companies, with a long history of state corporate laws specifically permitting a company's charter to classify directors.  Historically, we have believed that a classified board may enhance continuity, stability and long-term outlook at the board level, and may also provide the Board a key defensive mechanism to negotiate for better terms for shareholders in the event of a proposed change-in-control of the company (since a classified board makes it more difficult for a third party to attempt to gain control of a company through a proxy contest involving the election of directors).

However, many investors and shareholder advocates currently believe that classified boards may reduce accountability of directors by limiting the ability of shareholders to evaluate and elect all directors on an annual basis, and disagree that the classified board is an appropriate defensive mechanism.  Also, many of the largest U.S. publicly-traded companies, and many of the publicly-traded real estate investment trusts that we consider to be our peers, who did have classified board structures, have eliminated board classification and currently elect the full board annually.

Therefore, after reviewing our classified board structure, the Board has determined that it is in the best interests of the company and its shareholders to amend our charter to declassify the Board.  The Board, by unanimous vote, has declared the amendment advisable, and the Board recommends that the shareholders approve the amendment.

Effect of the Approval of Proposal No. 2

If our shareholders approve Proposal No. 2, we will amend our charter to eliminate the classified board structure and to elect directors annually, as more fully set forth in the text of the amendment attached as Appendix A.

In addition, if Proposal No. 2 is approved, conforming amendments will be made to our bylaws to reflect the elimination of board classification.  Shareholder approval is not required to amend our bylaws for this purpose.

If Proposal No. 2 is approved:

•	We will file articles of amendment with the State Department of Assessments and Taxation of Maryland as soon as practicable after the Annual Meeting.

•
Each director who was elected at the 2012 annual meeting of shareholders to serve until our 2015 annual meeting of shareholders and each nominee for director who is elected at the Annual Meeting will resign effective at the 2014 annual meeting of shareholders.

•	Beginning with the 2014 annual meeting of shareholders, each of our directors will stand for election to serve for a one-year term and until each director's successor is duly elected and qualified.

For this purpose, each director whose classified term does not expire at the 2014 annual meeting of shareholders has voluntarily agreed to resign effective at the 2014 annual meeting of shareholders, contingent upon approval of Proposal No. 2.  This resignation will not preclude any of these individuals from being nominated as directors at the 2014 annual meeting of shareholders or otherwise.

If Proposal No. 2 is not approved by the shareholders at the Annual Meeting:

•	our Board will remain classified, and

•
the three directors elected at the Annual Meeting will serve for three-year terms expiring at the 2016 annual meeting of shareholders, and all other directors will continue to serve for the remainder of their respective three-year terms, and in each case, until the director's respective successor is duly elected and qualified or until such director's earlier resignation or removal.

Vote Required

The affirmative vote of at least two-thirds of all the votes entitled to be voted on this proposal is required to amend our charter to eliminate classification of the board of directors and elect directors annually. Abstentions will not be counted as votes cast for this proposal. Brokers are not empowered to vote on this proposal without instruction from the beneficial owner of the shares and thus broker non-votes likely will result. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Board Recommendation

The Board unanimously recommends that you vote “FOR” the amendment of our charter to eliminate classification of the board of directors and elect directors annually.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF GRANT THORNTON LLP

The third proposal to be considered at the Annual Meeting will be the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm. The Audit Committee has selected and appointed Grant Thornton LLP as our independent registered public accounting firm to audit its consolidated financial statements for the year ending December 31, 2013. Grant Thornton LLP has audited our consolidated financial statements since 2003. Although ratification by shareholders is not required by law or by our bylaws, the Audit Committee believes that submission of its selection to shareholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in our best interests and our shareholders. If our shareholders do not ratify the appointment of Grant Thornton, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors.

It is anticipated that a representative of Grant Thornton LLP will attend the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Auditor Fees
Aggregate fees for professional services rendered by Grant Thornton LLP, our independent auditors, for the fiscal years ended December 31, 2012 and 2011 were as follows:

Category	FYE 12/31/12	FYE 12/31/11
Audit Fees: For professional services rendered for the audit of our financial statements, the audit of internal controls relating to Section 404 of the Sarbanes-Oxley Act, and the reviews of our quarterly financial statements and consents	$734,170	$601,908
Audit-Related Fees: For professional services rendered for accounting assistance with new accounting standards and potential transactions and other SEC related matters	$7,019	$32,020
Tax Fees	$—	$—
All Other Fees	$—	$—

Auditor Fees Policy

The Audit Committee has a policy concerning the pre-approval of audit and non-audit services to be provided by our independent auditors. The policy requires that all services provided by the independent auditors to us, including audit services, audit-related services, tax services and other services, must be pre-approved by the Audit Committee. In some cases, pre-approval is provided by the full Audit Committee for up to a year, and relates to a particular category or group of services and is subject to a particular budget. In other cases, specific pre-approval is required. The Audit Committee approved all audit and non-audit related services provided to us by Grant Thornton during the 2011 and 2012 fiscal years.

Vote Required

A majority of the votes cast in person or by proxy at the Annual Meeting is required to ratify the selection of Grant Thornton LLP. Abstentions will not be counted as votes cast for this proposal and do not represent votes cast for or against the ratification of the selection of Grant Thornton LLP. In the absence of your voting instructions, your broker or nominee may vote your shares for this proposal in its discretion.

Board Recommendation

The Board unanimously recommends that you vote “FOR” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2013.

REPORT OF THE AUDIT COMMITTEE

The Board maintains an Audit Committee comprised of three of our directors. The directors who serve on the Audit Committee are all “independent” for purposes of the NYSE listing standards. The Audit Committee held four formal meetings and several informal meetings during the 2012 fiscal year.

In accordance with its written charter, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding quality and integrity of our accounting, auditing and financial reporting practices. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

•	reviewed and discussed the audited financial statements with management and Grant Thornton, LLP, our independent auditors, for the fiscal year ended December 31, 2012;

•
discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as amended, as adopted by the Public Company Accounting Oversight Board; and

•
received and reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board’s Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors any relationships that may impact their objectivity and independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 be filed with the SEC.

The Audit Committee has considered and determined that the level of fees of Grant Thornton LLP for provision of services other than the audit services is compatible with maintaining the auditor’s independence.

Respectfully Submitted,
Members of the Audit Committee:
Clunet R. Lewis
Robert H. Naftaly
Stephanie W. Bergeron

MANAGEMENT AND EXECUTIVE COMPENSATION

Executive Officers

The persons listed below are our executive officers who served during the last completed fiscal year. Each is appointed by, and serves at the pleasure of, the Board.

Name	Age	Office
Gary A. Shiffman	59	Chairman, Chief Executive Officer, and President
Karen J. Dearing	48	Executive Vice President, Treasurer, Chief Financial Officer and Secretary
John B. McLaren	42	Executive Vice President and Chief Operating Officer
Jonathan M. Colman	57	Executive Vice President

Background information for Gary A. Shiffman is provided above. Background information for the other three current executive officers is set forth below.

Karen J. Dearing joined us in October 1998 as the Director of Finance where she worked extensively with accounting and finance matters related to our ground up developments and expansions. Ms. Dearing became our Corporate Controller in 2002, a Senior Vice President in 2006, and Executive Vice President and Chief Financial Officer in February 2008. She was responsible for the overall management of our information technology, accounting and finance departments, and all internal and external financial reporting. Prior to working for us, Ms. Dearing had eight years of experience as the Financial Controller of a privately-owned automotive supplier specializing in critical automotive fasteners and five years’ experience as a certified public accountant with Deloitte & Touche.

John B. McLaren has been in the manufactured housing industry since 1995. Prior to his appointment as Executive Vice President and Chief Operating Officer in February 2008, Mr. McLaren served, since August 2005, as Senior Vice President of SHS with overall responsibility for homes sales and leasing. Prior to that, Mr. McLaren was a Regional Vice President for Apartment Investment & Management Company (“AIMCO”), a Real Estate Investment Trust engaged in leasing apartments. Prior to AIMCO, Mr. McLaren spent approximately three years as Vice President of Leasing & Service for SHS with responsibility for developing and leading our rental home program.

Jonathan M. Colman joined us in 1994 as Vice President-Acquisitions and became a Senior Vice President in 1995 and an Executive Vice President in March 2003. A certified public accountant, Mr. Colman has over twenty years of experience in the manufactured housing community industry. He has been involved in the acquisition, financing and management of over 75 manufactured housing communities for two of the 10 largest manufactured housing community owners, including Uniprop, Inc. during its syndication of over $90.0 million in public limited partnerships in the late 1980s. Mr. Colman is also a Vice President of all of our corporate subsidiaries.

To the best of our knowledge, there are no material proceedings to which any executive officer is currently a party, or has a material interest, adverse to us. To the best of our knowledge, except with respect to Mr. Shiffman (as described above), during the past ten years: (i) there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any executive officer, (ii) no executive officer has been the subject of a or a party to any judicial or administrative proceedings relating to an alleged violation of (a) mail or wire fraud; (b) fraud in connection with any business entity; (c) violations of federal or state securities, commodities, banking or insurance laws and regulations, and (iii) no any executive officer has been the subject of a or a party to any sanction or order of any self-regulatory organization, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compensation Discussion and Analysis

Compensation Committee Composition and Charter

The Compensation Committee assists the Board in fulfilling its responsibilities for determining the compensation offered to our executive officers. The Compensation Committee, among other functions:

•	consults with executive management in developing a compensation philosophy;

•
reviews and approves the goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers ensuring those goals are aligned with our short and long-term objectives;

•	reviews and approves salary, annual and long-term incentive compensation performance objectives and payments for the executive officers;

•	evaluates the performance of the executives in light of the goals and objectives of our executive compensation plans and establishes future compensation levels based upon this evaluation;

•	reviews and approves grants and awards to the executive officers and other participants under our equity based compensation plans; and

•	reviews and approves any employment agreements and severance agreements to be made with any existing or prospective executive officer.

The Compensation Committee has the authority to retain and terminate independent, third-party compensation consultants and to obtain independent advice and assistance from internal and external legal, accounting and other advisors. The Compensation Committee utilized the services of a compensation consultant in crafting its compensation policies for the 2011 compensation year and did not engage a compensation consultant firm for 2012. Each member of the Compensation Committee is independent under NYSE rules. A copy of the Compensation Committee Charter is available under the “Investors-Officers and Directors” section of our website at www.suncommunities.com.

In late 2010, the Compensation Committee engaged FPL Associates (“FPL”), a nationally recognized consulting firm specializing in the real estate industry, to: (1) assist the Compensation Committee with identifying a peer group; (2) assess the overall framework of our executive compensation program; (3) assess the compensation levels compared to the selected peer group; and (4) provide guidance and recommendations in establishing the overall compensation structure and individual compensation opportunities that were in place during 2010 and those established for 2011. The compensation of our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer were reviewed and compared to a Public REIT Peer Group (the “Peer Group”) generally comparable to Sun in terms of asset class, size and/or geography. The Peer Group contained the following companies:

•	Associated Realty Corporation

•	Colonial Properties Trust

•	EastGroup Properties, Inc.

•	Equity LifeStyle Properties, Inc.

•	Glimcher Realty Trust

•	Home Properties, Inc.

•	Mid-America Apartment Communities, Inc.

•	Post Properties, Inc.

•	Ramco-Gershenson Properties Trust

•	UMH Properties, Inc.

The compensation data for each company was reviewed over a three-year period and compared to our compensation data for the same period. Each compensation component and total compensation of our three officers generally ranked between the 25th percentile to median of the total compensation levels of the Peer Group. The Compensation Committee believed this to be an appropriate level of compensation, although the Compensation Committee does not set a specific target level of compensation for our officers in relation to peers. As part of the review, FPL and the Compensation Committee discussed long-term equity plans with multi-year performance components including the types of programs being utilized in the marketplace, an analysis of all the peer long-term incentive plans, and key considerations with regards to such a plan for us. The Compensation Committee evaluated the possibility of adding a long-term equity plan with multi-year performance metrics as a component of our compensation program in future years. FPL has not provided any other services to us.

Compensation Philosophy and Objectives

The goals and objectives of our executive compensation program are to attract and retain a skilled executive team to manage, lead and direct our personnel and capital to obtain the best possible economic results.

The executive compensation program supports our commitment to providing superior shareholder value. This program is designed to:

•	attract, retain and reward executives who have the motivation, experience and skills necessary to lead us effectively and encourage them to make career commitments to us;

•	base executive compensation levels on our overall financial and operational performance and the individual contribution of an executive officer to our success;

•	create a link between the performance of our stock and executive compensation; and

•	position executive compensation levels to be competitive with other similarly situated public companies including the real estate industry in general and manufactured housing REITs in particular.

Annual salary and incentive awards are intended to be competitive in the marketplace to attract and retain executives. Stock options and restricted stock awards are intended to provide longer-term motivation which has the effect of linking stock price performance to executive compensation. Restricted stock is also intended to provide post-retirement financial security in lieu of other forms of more costly supplemental retirement programs. We have not implemented any policies related to stock ownership guidelines for our executive management or for members of the Board.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all decisions regarding the compensation of executive officers, including cash-based and equity-based incentive compensation programs. The Compensation Committee reviews the performance, and determines the annual incentive compensation, of the Chief Executive Officer. The Compensation Committee and the Chief Executive Officer annually review the performance metrics of the short and long-term performance plans and the performance of the other executive officers. The conclusions reached and recommendations based on the reviews of the other executive officers, including with respect to annual incentive and equity award amounts, are presented by the Chief Executive Officer to the Compensation Committee, which can exercise its discretion in modifying any recommended incentive or equity awards. From time to time, the Compensation Committee may request our Senior Vice President of Human Resources or Chief Financial Officer to collect publicly available information on compensation levels and programs for executives. In addition, our Chief Financial Officer analyzes implications of various executive compensation awards or plan designs.

Compensation Components and Processes

In order to implement our executive compensation philosophy, the Compensation Committee exercises its independent discretion in reviewing and approving the executive compensation program as a whole, as well as specific compensation levels for each executive officer. Final aggregate compensation determinations for each fiscal year are generally made after the end of the fiscal year, after financial statements for such year become available. At that time, the Compensation Committee determines the annual incentive award, if any, for the past year’s performance, sets base salaries for those executive officers whose base salaries are not bound by employment agreements for the following fiscal year and makes awards of equity-based compensation, if any. Prior to the engagement of FPL in late 2010, the Compensation Committee did not formally benchmark executive compensation but did, on occasion, review salary and compensation information for companies with comparable market capitalization, number of employees and business sectors as published in the National Association of Real Estate Investment Trusts Compensation Survey (the “NAREIT Survey”) and various other compensation studies and surveys. The Compensation Committee used this information to gain a general understanding of current compensation practices and guidelines and did not tie its compensation decisions to any particular target or level of compensation noted in the NAREIT Survey or other surveys. The Compensation Committee considers (a) internal equity among executive officers, (b) market data for the positions held by these executives, (c) each executive’s duties, responsibilities, and experience level, (d) each executive’s performance and contribution to our success, and (e) cost to us when determining levels of compensation.

The Compensation Committee also considered the results of the advisory vote by shareholders on executive compensation, or the "say-on-pay" proposal, presented to shareholders at our July 19, 2012 annual meeting of shareholders. As reported in our Form 8-K, filed with the SEC on July 25, 2012, approximately 98% of the shares that voted on the say-on-pay proposal approved our

2011 executive compensation. Based on the votes from our 2012 annual meeting of shareholders, we will continue to offer an annual non-binding advisory vote on the executive compensation. Accordingly, the Compensation Committee made no direct changes to the Company's executive compensation program as a result of the say-on-pay vote and our executive compensation program for the year ended December 31, 2012 continued to focus on the factors and objectives described above.

The key components of executive officer compensation are base salary, annual incentive awards, and long-term equity incentive awards. Base salary is generally based on factors such as an individual officer’s level of responsibility, prior years’ compensation, comparison to compensation of other officers, and compensation provided at competitive companies and companies of similar size.

Annual incentive awards are cash bonuses that motivate the executive officers to maximize our annual operating and financial performance and reward participants based on annual performance. The Compensation Committee annually reviews the performance measures for determining award levels which include individual performance, our performance against budget and growth in FFO and CNOI, in each case as measured against targets established by the Compensation Committee. A definition of FFO and NOI is included under the heading “Supplemental Measures” in Item 7, and CNOI is described further below. The Compensation Committee, in its sole discretion, may make adjustments to the NAREIT definition of FFO in determining FFO performance targets and achievement. The specific performance measures of the 2012 annual incentive award plan are further enumerated below.

Long-term equity incentive awards are provided to the executive officers in order to increase their personal stake in our success and motivate them to enhance our long-term value while better aligning their interests with those of other shareholders. Equity awards are generally awarded in the form of restricted stock although stock options are utilized from time to time. The value of the restricted shares awarded is the price of a share of our stock as of the close of business on the grant date. On an annual basis the Compensation Committee reviews and approves the equity incentives to be issued to each of the executive officers for the prior year’s performance. There is no established target for long-term equity incentive awards for any of the executive officers either as a dollar value or percentage of their total compensation. Rather, the Compensation Committee reviews this component of each executive officer’s total compensation on an annual basis. As such, in December 2012, the Compensation Committee awarded 20,000 shares of restricted stock to Mr. Shiffman.

Equity incentive awards were awarded in relation to Company and individual performance in February 2013. Grants of restricted shares of 40,000, 15,000, 3,000, and 15,000 were awarded to Messrs. Shiffman, McLaren, Colman and Ms. Dearing, respectively. Restricted stock awards generally begin to vest after three to four years from the date of grant and then vest over the following four to five years. Our executive officers (as well as our employees that receive restricted stock awards) receive dividends on the restricted stock awards that have been granted to date, including restricted stock awards that have not vested.

Employment Agreements

Gary A. Shiffman

In 2005, we entered into an employment agreement with Gary A. Shiffman pursuant to which Mr. Shiffman serves as our Chairman, Chief Executive Officer, and President. Mr. Shiffman’s employment agreement is for an initial term ending December 31, 2011 and is automatically renewable for successive one year terms thereafter unless either party timely terminates the agreement. Pursuant to this employment agreement, Mr. Shiffman is paid an annual base salary of $545,000, which will be increased by an annual cost of living adjustment beginning with calendar year 2006. In addition to his base salary and in accordance with the terms of his employment agreement, and in the sole discretion of the Compensation Committee, Mr. Shiffman is entitled to annual incentive compensation of up to 75% of his then current base salary if he satisfies certain individual and Company performance criteria established from time to time by the Compensation Committee. Mr. Shiffman also is entitled to annual incentive compensation of up to 25% of his then current base salary in the sole discretion of the Compensation Committee. The non-competition clauses of Mr. Shiffman’s employment agreement preclude him from engaging, directly or indirectly: (a) in the real estate business or any ancillary business during the period he is employed by us; and (b) in the manufactured housing community business or any ancillary business for a period of eighteen months following the period he is employed by us. However, Mr. Shiffman’s employment agreement does allow him to make passive investments relating to real estate in general or the housing industry in particular (other than in manufactured housing communities) during the period he is employed by us.

The initial term of the employment agreement of Mr. Shiffman expired on December 31, 2011 and the agreement was automatically renewed for a one-year term in both 2012 and 2013. The Compensation Committee has been negotiating the terms of a new employment agreement with Mr. Shiffman and expects that a new agreement will be finalized in the near term.

A copy of Mr. Shiffman’s employment agreement is attached as an exhibit to our periodic filings under the Exchange Act.

Karen J. Dearing

On March 7, 2011 with an effective date of January 1, 2011 (the “Effective Date”), we entered into an employment agreement with Karen J. Dearing pursuant to which Ms. Dearing serves as our Executive Vice President, Chief Financial Officer, Secretary, and Treasurer. Ms. Dearing’s employment agreement is for an initial term commencing on the Effective Date and ending on December 31, 2015. The employment agreement is automatically renewable for successive one year terms thereafter unless either party timely terminates the agreement. Pursuant to the employment agreement, Ms. Dearing is paid an annual base salary of $335,000 thereafter, subject to adjustments in accordance with the annual cost of living provided that if the base salary for the calendar year 2014 is less than 115% of the base salary for calendar year 2011, for 2014 and 2015 only, the annual increase in the base salary shall be the greater of five percent or the otherwise applicable cost of living adjustment. Upon signing the employment agreement, Ms. Dearing was paid a one-time signing bonus of $150,000. In addition to her base salary and in accordance with the terms of her employment agreement and in sole discretion of the Compensation Committee, Ms. Dearing is eligible for annual incentive compensation of up to 50% of her base salary if certain annual individual and/or Company performance criteria, as established by the Compensation Committee in its sole discretion, are met and up to 50% of her base salary at the sole discretion of the Compensation Committee. The clawback clause of Ms. Dearing’s employment agreement deems that the bonus payment or any other incentive compensation is not deemed fully earned and vested, and Ms. Dearing shall reimburse us if previously paid, to the extent such incentive compensation becomes subject to clawback pursuant to the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act or NYSE rules. The non-competition clauses of Ms. Dearing’s employment agreement preclude her from engaging, directly or indirectly, in the development, ownership, leasing, management, financing, or sales of manufactured housing communities or manufactured homes anywhere in the continental United States or Canada during the period she is employed by us and for a period of up to twenty four months following the period she is employed by us; provided, however, that if Ms. Dearing is terminated without “cause” the period of non-competition shall be reduced to twelve months following the period she is employed by us. Notwithstanding, Ms. Dearing’s employment agreement does allow her to make passive investments in publicly-traded entities engaged in our business during the period she is employed by us. See “Change in Control and Severance Payments” for a description of the terms of the employment agreement relating to change of control and severance payments.

A copy of Ms. Dearing’s employment agreement is attached as an exhibit to our periodic filings under the Exchange Act.

John B. McLaren

On March 7, 2011 but effective as of the Effective Date, we entered into an employment agreement with John B. McLaren pursuant to which Mr. McLaren serves as our Executive Vice President and Chief Operating Officer. Mr. McLaren’s employment agreement is for an initial term commencing on the Effective Date and ending on December 31, 2015. The employment agreement is automatically renewable for successive one year terms thereafter unless either party timely terminates the agreement. Pursuant to the employment agreement, Mr. McLaren is paid an annual base salary of $345,000 in the first year, $375,000 in the second year, $400,000 in the third year, and $425,000 thereafter, subject to adjustments in accordance with the annual cost of living. Upon signing the employment agreement, Mr. McLaren was paid a one-time signing bonus of $150,000. In addition to his base salary and in accordance with the terms of his employment agreement and sole discretion of the Compensation Committee, Mr. McLaren is eligible for annual incentive compensation of up to 50% of his base salary if certain annual individual and/or Company performance criteria, as established by the Compensation Committee in its sole discretion, are met and up to 50% of his base salary at the sole discretion of the Compensation Committee. The clawback clause of Mr. McLaren’s employment agreement deems that the bonus payment or any other incentive compensation is not deemed fully earned and vested, and Mr. McLaren shall reimburse us if previously paid, to the extent such incentive compensation becomes subject to clawback pursuant to the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act or NYSE rules. The non-competition clauses of Mr. McLaren’s employment agreement preclude him from engaging, directly or indirectly, in the development, ownership, leasing, management, financing, or sales of manufactured housing communities or manufactured homes anywhere in the continental United States or Canada during the period he is employed by us and for a period of up to twenty four months following the period he is employed by us; provided, however, that if Mr. McLaren is terminated without “cause” the period of non-competition shall be reduced to twelve months following the period he is employed by us. Notwithstanding, Mr. McLaren’s employment agreement does allow him to make passive investments in publicly-traded entities engaged in our business during the period he is employed by us. See “Change in Control and Severance Payments” for a description of the terms of the employment agreement relating to change of control and severance payments.

A copy of Mr. McLaren’s employment agreement is attached as an exhibit to our periodic filings under the Exchange Act.

2012 Compensation
The base salaries for the named executive officers for the year ended December 31, 2012, were paid in accordance with existing employment agreements or arrangements.
For 2012, the Compensation Committee established the following targets for the executive officers in relation to annual incentive awards. The achievement of such targets was used to determine a portion of the executive’s annual incentive award. As indicated in each executive’s employment agreement, the payment of any or all of the incentive compensation, whether or not set targets are achieved, is in the sole discretion of the Compensation Committee. The structure of the bonus plans for Mr. Shiffman and Ms. Dearing are set forth in the tables below:

CEO Bonus Plan		% of Salary
Item	Allocation of Base Salary	30 % Met	60% Exceed	100% Excel	Maximum Discretionary Award (2)	Total Bonus Awarded

Achievement of individual goals	$164,375	$49,313	$98,625	$164,375	$—	$164,375
Company achievement of FFO (1)	328,750	98,625	197,250	328,750	—	—
Compensation Committee Discretion (2)	164,375	—	—	—	164,375	150,625
Total	$657,500					$315,000

CFO Bonus Plan		% of Salary
Item	Allocation of Base Salary	30 % Met	60% Exceed	100% Excel	Maximum Discretionary Award (2)	Total Bonus Awarded

Achievement of individual goals	$86,430	$25,929	$51,858	$86,430	$—	$86,430
Company achievement of FFO (1)	172,860	51,858	103,716	172,860	—	—
Compensation Committee Discretion (2)	86,430	—	—	—	86,430	48,570
Total	$345,720					$135,000

(1) See Target Ranges Table below for achievement ranges.
(2) The Compensation Committee has the discretion to award the CEO and CFO a cash bonus of up to a maximum of 25% of their base salary.

Based on the results achieved in 2012, including significant community acquisitions, capital transactions and improvements to the Company's balance sheet, the Compensation Committee, elected to exercise its sole discretion to award Mr. Shiffman and Ms. Dearing additional discretionary amounts of $150,625 and $48,750, respectively, bringing their total annual incentive bonuses to $315,000 and $135,000, respectively.

The individual goals for Mr. Shiffman were focused on strategic leadership of the organization and communication of our mission and values, implementation of systems and processes that assure physical, financial and human resources of our organization, providing strategic planning and guidance for growth through acquisitions and expansions and opportunistically accessing capital markets to fund growth and strengthen the balance sheet. The individual goals for Ms. Dearing were focused on evaluation and implementation of strategies associated with our capital requirements and structure including debt and equity transactions, effectively leading our accounting, tax and information technology departments, and creating and communicating along with the other executive officers, our strategic vision. The Compensation Committee determined that for fiscal year 2012 both Mr. Shiffman and Ms. Dearing “excelled” in the achievement of their individual goals and as such, achieved annual incentive awards of $164,375 and $86,430, respectively, for the achievement of this target.

The following tables provide a summary of the various target levels that we established compared to the actual results to evaluate the achievement of certain executive goals:

	Target Ranges
Achievement Level	FFO	CNOI(2)	Revenue Producing Sites (“RPS”)
Met	$3.19 - $3.21	$178,899,120	>1,174
Exceed	$3.22 - $3.25	$179,793,616	>1,224
Excel	$3.26 or greater	$180,688,111	>1,274

	Company Results
	Revised FFO (1)	CNOI(2)	Revenue Producing Sites (“RPS”)
Result	$3.14	$177,659,435	1,069
Achievement Level	Not achieved	Not achieved	Not achieved

(1) The reconciliation for Revised FFO as deemed by the Compensation Committee is below.
(2) CNOI is comprised of NOI/Gross Profit excluding any Gross Profit (Loss) on fixed asset home sales.

The following table provides information regarding the charge that was excluded from the Compensation Committee’s calculation of Revised FFO (shown as diluted per share):

Year Ended December 31, 2012
Funds from operations (FFO)	$3.05
Acquisition related costs	0.14
Adjustments to reflect unbudgeted acquisitions and capital events	(0.05)
Revised FFO as deemed by the Compensation Committee	$3.14

Targets for FFO achievement were developed from the Company's budget prior to any additional community acquisitions or the issuance of common and preferred stock. Adjustments were made to remove results from acquired properties, increase interest expense, reduce preferred distributions and reduce outstanding shares to calculate revised FFO using similar assumptions as used to create the original targets.

We achieved Revised FFO/share of $3.14 as adjusted by the Compensation Committee and as such Messrs. Shiffman and McLaren and Ms. Dearing did not receive an incentive payout with respect to this target.

The structure of the annual incentive plan for Mr. McLaren is set forth in the table below:

COO Bonus Plan		% of Salary
Item	Allocation of Base Salary	30% Minimum	60% Target	100% Maximum	Maximum Discretionary Award (2)	Total Bonus Awarded

CNOI(1)	$93,750	$28,125	$56,250	$93,750	$—	$—
Company achievement of FFO	75,000	22,500	45,000	75,000	—	—
Achievement of Revenue Producing Sites (“RPS”)	18,750	5,625	11,250	18,750	—	—
Compensation Committee Discretion (2)	187,500				187,500	150,000
Total	$375,000					$150,000

(1) See Target Ranges Table above for achievement ranges and definition of CNOI.
(2) The Compensation Committee has the discretion to award the COO a cash bonus in any amount up to a maximum of 50% of his base salary.

Combined net operating income for this purpose may not be the same as net operating income as disclosed in the accompanying financial statements as certain items that are not under Mr. McLaren’s control or that are recorded solely for GAAP financial purposes are excluded from the computation of combined net operating income. Mr. McLaren did not achieve an annual incentive award for CNOI, FFO, or Revenue Producing Sites. The Compensation Committee, in its sole discretion, elected to award Mr. McLaren a discretionary bonus of $150,000 due to his significant efforts with respect to our core portfolio, acquired communities and leadership of the operations, sales and human resource departments.

For Jonathan M. Colman:

Mr. Colman’s annual incentive award is determined in the sole discretion of the CEO and recommended to the Compensation Committee after review of his overall responsibilities, his individual performance during the year, the annual incentives of the other executive officers and his overall compensation. For the fiscal year 2012, the CEO recommended and the Compensation Committee approved an annual incentive award of $175,000 related to his work on the acquisition of the 14 communities completed in 2012.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Code limits the deductibility on our tax return of compensation over $1.0 million to any of our named executive officers. In 2012, we paid compensation of approximately $0.3 million to Mr. Shiffman that was subject to section 162(m). We believe that, because we qualify as a REIT under the Code and therefore are not subject to federal income taxes on our income to the extent distributed, the payment of compensation that does not satisfy the requirements of section 162(m) has not and will not generally affect our net income. However, to the extent that compensation does not qualify for deduction of section 162(m), a larger portion of shareholder distributions may be subject to federal income taxation as dividend income rather than return of capital. We do not believe that section 162(m) has materially affected or will materially affect the taxability of shareholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each shareholder. For these reasons, section 162(m) is not a significant factor in the Compensation Committee’s compensation policy and practices.

409A Considerations

We have also taken into consideration Code Section 409A in the design and implementation of our compensation programs. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income.

Risks Arising from Compensation Policies and Practices

Our senior management has assessed the enterprise-wide risks facing us and processes and procedures to mitigate such risks. In connection with such enterprise risk management process, our compensation programs were assessed, including program features that could potentially encourage excessive or imprudent risk taking and the specific aspects of our compensation policies and procedures which mitigate some of the material risks that might otherwise arise from such policies and procedures. Following this review, our management, Compensation Committee and full Board of Directors affirmatively determined that there were no risks arising from the compensation policies and practices that are reasonably likely to have a material adverse effect on us.

Summary Compensation Table
The following table includes information concerning compensation for our named executive officers for the fiscal year ended December 31, 2012.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	All Other Compensation (3)	Total
Gary A. Shiffman, Chairman,	2012	$657,500	$315,000	$769,200	$59,666	$1,801,366
Chief Executive Officer, and	2011	$637,385	$637,385	$1,882,000	$47,571	$3,204,341
President	2010	$615,012	$135,000	$—	$47,370	$797,382

Karen J. Dearing, Executive Vice	2012	$345,720	$135,000	$204,000	$5,502	$690,222
President, Treasurer, Chief	2011	$335,000	$402,925	$834,575	$5,145	$1,577,645
Financial Officer and Secretary	2010	$290,096	$—	$—	$5,594	$295,690

John B. McLaren, Executive Vice	2012	$375,000	$150,000	$408,000	$5,279	$938,279
President and Chief Operating	2011	$345,000	$381,150	$1,113,925	$5,194	$1,845,269
Officer	2010	$277,628	$—	$—	$4,397	$282,025

Jonathan M. Colman, Executive	2012	$195,388	$175,000	$—	$2,982	$373,370
Vice President	2011	$191,521	$75,000	$—	$2,210	$268,731
	2010	$186,864	$15,000	$—	$2,777	$204,641

(1)
See “2012 Compensation” above for additional information regarding annual incentive payments awarded in 2012. Although the annual incentive payments were earned for 2012, 2011 and 2010 such payments were made in 2013, 2012 and 2011, respectively. The bonus in 2011 for Ms. Dearing and Mr. McLaren includes the $150,000 signing bonus as provided for in their respective employment agreements.

(2)
This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions with respect to these grants, refer to Note 11 of our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012.

(3)
Includes matching contributions to our 401(k) Plan of $5,000, $5,000, $2,703 and $5,000 for each of Messrs. Shiffman, McLaren, Colman and Ms. Dearing, respectively; for the fiscal year ended December 31, 2012. Includes matching contributions to our 401(k) Plan of $3,862, $4,900, $1,916 and $4,851 for each of Messrs. Shiffman, McLaren, Colman and Ms. Dearing, respectively; for the fiscal year ended December 31, 2011. Includes matching contributions to our 401(k) Plan of $4,775, $3,805, $2,489 and $4,900 for each of Messrs. Shiffman, McLaren, Colman and Ms. Dearing, respectively, for the fiscal year ended December 31, 2010. Also includes premiums for life insurance and accidental death and disability insurance in the amount of $279 for each of Messrs. Shiffman, McLaren, Colman and Ms. Dearing for the fiscal year ended December 31, 2012; $294 for each of Messrs. Shiffman, McLaren, Colman and Ms. Dearing for the fiscal year ended December 31, 2011; and $288 for each of Messrs. Shiffman, McLaren and Colman and Ms. Dearing for the fiscal year ended December 31, 2010. Includes perquisites for sporting events valued in the amounts of $8,637 and $223 for Mr. Shiffman and Ms. Dearing respectively; for the fiscal year ended December 31, 2012. Includes perquisites for sporting events valued in the amounts of $3,415 for Mr. Shiffman for the fiscal year ended December 31, 2011. Includes perquisites for sporting events valued in the amounts of $3,307, $304, and $406 for Messrs. Shiffman and McLaren and Ms. Dearing for the fiscal year ended December 31, 2010. Includes $45,750, $40,000, and $39,000 paid to Mr. Shiffman by Origen Financial, Inc. for service on its Board of Directors for the fiscal years ended December 31, 2012, 2011 and 2010, respectively.

Grants of Plan Based Awards

We made the following grants of restricted shares of our common stock to certain named executive officers in 2012. The shares granted on February 20, 2012 vest 20 percent on February 20, 2016, 30 percent on February 20, 2017, 35 percent on February 20, 2018, 10 percent on February 20, 2019 and five percent on February 20, 2020. One-third of the shares granted on December 14, 2012 vest on each of December 14, 2016, 2017 and 2018.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stocks or Units (#)	Grant Date Fair Value of Stock Option Awards (1)
Gary A. Shiffman	12/14/2012	20,000	$769,200

Karen J. Dearing	2/20/2012	5,000	$204,000

John B. McLaren	2/20/2012	10,000	$408,000

(1) Pursuant to SEC rules, this column represents the total fair market value of restricted stock awards, in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End

The following table provides certain information with respect to the value of all restricted share awards previously granted our named executive officers. None of the named executive officers hold any unexercised options.

Outstanding Equity Awards at Fiscal Year-End as of December 31, 2012

	Share Awards (1)
Name	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested (2)
Gary A. Shiffman	3,502	$139,695	(3)
	1,000	$39,890	(4)
	60,000	$2,393,400	(6)
	50,000	$1,994,500	(8)
	20,000	$797,800	(10)

Karen J. Dearing	350	$13,962	(4)
	6,500	$259,285	(5)
	10,000	$398,900	(6)
	7,500	$299,175	(7)
	10,000	$398,900	(8)
	5,000	$199,450	(9)

John B. McLaren	6,500	$259,285	(5)
	10,000	$398,900	(6)
	12,500	$498,625	(7)
	7,500	$299,175	(8)
	10,000	$398,900	(9)

Jonathan M. Colman	500	$19,945	(4)

(1)	All share awards begin to vest after either the third or fourth anniversary of the date of grant.

(2)	Value based on $39.89, the closing price of our common stock on NYSE on December 31, 2012.

(3)	Shares will vest on July 15, 2014.

(4)	Shares will vest on May 10, 2014.

(5)	3,500 shares vest on February 5, 2013, 2,000 shares vest on February 5, 2014 and the remaining 1,000 shares will vest in two equal installments on February 5, 2015 and February 5, 2018.

(6)	One-third of the shares vest on each of July 29, 2013, July 30, 2014 and July 31, 2015.

(7)	One-third of the shares vest on each of January 1, 2015, January 1, 2016 and January 1, 2017.

(8)	One-third of the shares vest on each of May 6, 2015, May 6, 2016 and May 6, 2017.

(9) Twenty percent of the shares vest on February 20, 2016, thirty percent of the shares vest on February 20, 2017, thirty-five percent of the shares vest on February 20, 2018, ten percent of the shares vest on February 20, 2019 and five percent of the shares vest on February 20, 2020.

(10)	One-third of the shares vest on each of December 14, 2016, December 14, 2017 and December 14, 2018.

Option Exercises and Stock Vested During Last Fiscal Year

The following table sets forth certain information concerning shares held by our named executive officers that vested during the fiscal year ended on December 31, 2012:

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Karen J. Dearing	3,500	$144,393	(1)
	2,500	$109,538	(2)

John B. McLaren	3,500	$144,393	(1)

(1)	Value based on the average of the high and low of the share price on the vesting date, or the next business day if the vesting date was on a weekend.

(2)
Represents an award of phantom stock where a cash bonus is paid on the vesting date in lieu of shares. The cash bonus value is based on a 10 day average of our closing stock price prior to the vesting date.

Change in Control and Severance Payments

Messrs. Shiffman and McLaren and Ms. Dearing have contractual arrangements with us providing for severance and change in control payments. If any such executive is terminated without “cause,” he or she is entitled to any accrued but unpaid salary, incentive compensation and benefits through the date of termination and a continuation of salary for up to eighteen months after termination in the case of Mr. Shiffman and up to twelve months in the case of Ms. Dearing and Mr. McLaren, subject to the execution of a general release and continued compliance with his or her non-competition and confidentiality covenants. If Messrs. Shiffman’s or McLaren’s or Ms. Dearing’s employment is terminated due to death or disability, he or she or his or her heirs, is entitled to any accrued but unpaid salary, incentive compensation and benefits through the date of termination or death and a continuation of salary for up to twenty four months, in the case of Mr. Shiffman and Ms. Dearing and in the case of Mr. McLaren eighteen months if the permanent disability or death is on or before the third anniversary of the Effective Date of his employment agreement, and up to twenty four months if such permanent disability or death occurs after the third anniversary of the Effective Date of his employment agreement. Upon a change of control and if Messrs. Shiffman or McLaren or Ms. Dearing is terminated within two years after the date of such change of control or in the case of Mr. Shiffman, less than two years remain under the term of his employment agreement and in the case of Ms. Dearing and Mr. McLaren, less than 18 months remain under the term of his or her employment agreement, then he or she would receive 2.99 times his or her annual salary and a continuation of health and insurance benefits for one year. Under any of the foregoing events of termination or change of control, all stock options and other stock based compensation awarded to the executive shall become fully vested and immediately exercisable.

The following tables describe the potential payments upon termination without cause, a termination due to death or disability or after a change of control (and associated termination of the executives) for the following named executive officers:

Termination Without Cause

Name	Cash Payment (1)	Acceleration of Vesting of Stock Awards (2)	Benefits (3)	Total
Gary A. Shiffman	$986,257	$5,365,285	$—	$6,351,542
Karen J. Dearing	$345,720	$1,569,672	$—	$1,915,392
John B. McLaren	$375,000	$1,854,885	$—	$2,229,885
Jonathan M. Colman	$—	$—	$—	$—

Termination Due to Death or Disability

Name	Cash Payment (1)	Acceleration of Vesting of Stock Awards (2)	Benefits (3)	Total
Gary A. Shiffman	$1,315,010	$5,365,285	$—	$6,680,295
Karen J. Dearing	$691,440	$1,569,672	$—	$2,261,112
John B. McLaren	$562,500	$1,854,885	$—	$2,417,385
Jonathan M. Colman	$—	$19,945	$—	$19,945

Change of Control

Name	Cash Payment (1)	Acceleration of Vesting of Stock Awards (2)	Benefits (3)	Total
Gary A. Shiffman	$1,965,940	$5,365,285	$10,899	$7,342,124
Karen J. Dearing	$1,033,703	$1,569,672	$279	$2,603,654
John B. McLaren	$1,121,249	$1,854,885	$10,899	$2,987,033
Jonathan M. Colman	$—	$19,945	$—	$19,945

(1)
Assumes a termination on December 31, 2012 and payments based on base salary (without taking into account any accrued incentive based compensation) as of December 31, 2012 for each executive for the periods specified above.

(2)	Calculated based on a termination as of December 31, 2012 and the fair market value of our common stock on NYSE as of December 31, 2012.

(3)	Reflects continuation of health benefits, life insurance and accidental death and disability insurance for the periods specified above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Robert H. Naftaly, Clunet R. Lewis and Paul D. Lapides served as members of the Compensation Committee of our Board during 2012. None of the members of the Compensation Committee has been or will be one of our officers or employees. We do not have any interlocking relationships between our executive officers and the Compensation Committee and the executive officers and compensation committees of any other entities, nor has any such interlocking relationship existed in the past.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,
Members of the Compensation Committee:
Robert H. Naftaly
Clunet R. Lewis
Paul D. Lapides

PROPOSAL NO. 4

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The fourth proposal to be considered at the Annual Meeting will be a non-binding advisory vote on executive compensation. Section 14A of the Exchange Act requires us to allow shareholders an opportunity to cast a non-binding advisory vote on executive compensation as disclosed in this Proxy Statement. The following proposal, commonly known as a “say on pay” proposal, gives shareholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2012 executive compensation programs and policies and the compensation paid to our “named executive officers” listed in the Summary Compensation Table below.

“RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to the SEC’s rules and regulations, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion is, hereby approved on an advisory basis.”

As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, the primary objectives of our executive compensation program are to attract and retain a skilled executive team to manage, lead and direct our personnel and capital to obtain the best possible economic results. The compensation of our executive officers reflects the success of our management team in attaining certain operational goals which leads to the success of the company and serves the best interests of our shareholders.

This proposal allows our shareholders to express their opinions regarding the decisions of the Compensation Committee on the prior year’s annual compensation to the named executive officers. Your non-binding advisory vote will serve as an additional tool to guide the Board and the Compensation Committee in continuing to improve the alignment of our executive compensation programs with our interests and the interests of our shareholders, and is consistent with our commitment to high standards of corporate governance.

Vote Required

Advisory approval of this say on pay proposal requires the affirmative vote of holders of a majority of all the votes cast in person or by proxy at the Annual Meeting. Abstentions will not be counted as votes cast for the say on pay proposal and do not represent votes cast for or against the advisory approval of the proposal. Brokers are not empowered to vote on the say on pay proposal without instruction from the beneficial owner of the shares and thus broker non-votes likely will result. Since broker non-votes are not considered votes cast on the say on pay proposal, they will not be counted in determining whether the say on pay proposal is approved. Because the vote on this proposal is non-binding and advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the Board; it will not create or imply any additional fiduciary duty on the part of the Board; and it will not restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation. To the extent there is any significant vote against our named executive officer compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders. The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

Board Recommendation

The Board unanimously recommends that you vote “FOR” the executive compensation of our named executive officers as disclosed in this Proxy Statement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors, executive officers and beneficial owners of more than 10% of our capital stock to file reports of ownership and changes of ownership with the SEC and the NYSE. Based solely on our review of the copies of such reports received by us, and written representations from certain reporting persons, we believe, that, during the year ended December 31, 2012, our directors, executive officers and beneficial owners of more than 10% of our Common Stock have complied with all filing requirements applicable to them.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, based upon information available to us, as of May 1, 2013, the shareholdings of: (a) each person known to us to be the beneficial owner of more than five percent (5%) of our Common Stock; (b) each of our directors; (c) each named executive officer listed in the Summary Compensation Table; and (d) all of our named executive officers and directors as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Outstanding Shares(1)
Gary A. Shiffman 27777 Franklin Road Suite 200 Southfield, Michigan 48034	1,909,898	(2)	5.25%
Karen J. Dearing 27777 Franklin Road Suite 200 Southfield, Michigan 48034	60,149		*
Jonathan M. Colman 27777 Franklin Road Suite 200 Southfield, Michigan 48034	32,206		*
John B. McLaren 27777 Franklin Road Suite 200 Southfield, Michigan 48034	62,165		*
Paul D. Lapides 27777 Franklin Road Suite 200 Southfield, Michigan 48034	15,874	(3)	*
Clunet R. Lewis 27777 Franklin Road Suite 200 Southfield, Michigan 48034	65,276	(4)	*
Ronald L. Piasecki 27777 Franklin Road Suite 200 Southfield, Michigan 48034	79,312	(5)	*
Arthur A. Weiss 27777 Franklin Road Suite 200 Southfield, Michigan 48034	751,777	(6)	2.09%
Robert H. Naftaly 27777 Franklin Road Suite 2500 Southfield, Michigan 48034	17,400	(7)	*
Stephanie W. Bergeron 27777 Franklin Road Suite 200 Southfield, Michigan 48034	15,400	(8)	*
FMR LLC and Edward C. Johnson 3d (9) 82 Devonshire Street Boston, MA 02109	4,457,106		12.43%
The Vanguard Group, Inc. (10) 100 Vanguard Blvd. Malvern, PA 19355	3,471,436		9.68%
Vanguard Specialized Funds - Vanguard REIT Index Fund (11) 100 Vanguard Blvd. Malvern, PA 19355	1,869,953		5.21%
BlackRock, Inc. (12) 40 East 52nd Street New York, NY 10022	2,042,206		5.70%
Anchor Capital Advisors LLC (13) One Post Office Square, Suite 3850 Boston, MA 02109	2,099,860		5.86%
All executive officers and directors as a group (10 persons)(14)	2,413,822		6.63%

* Less than one percent (1%) of the outstanding shares.

(1)
In accordance with SEC regulations, the percentage calculations are based on 35,855,818 shares of common stock issued and outstanding as of May 1, 2013 plus shares of common stock which may be acquired pursuant to options exercisable, common OP Units and Aspen preferred OP Units of Sun Communities Operating Limited Partnership that are indirectly convertible into common stock, within 60 days of May 1, 2013, by each individual or group listed. As of May 1, 2013, each Aspen preferred OP Unit was indirectly convertible into 0.397 shares of common stock.

(2)
Includes: (a) 394,141 Common OP Units convertible into 394,141 shares of common stock; (b) 453,841 shares of common stock owned by certain limited liability companies of which Mr. Shiffman is a member and a manager, and (c) 141,794 Common OP Units convertible into 141,794 shares of common stock owned by certain limited liability companies of which Mr. Shiffman is a member and a manager.

(3)	Includes 9,500 shares of common stock which may be acquired pursuant to options exercisable within 60 days of May 1, 2013.
(4)
Includes (a) 20,000 Common OP Units convertible into 20,000 shares of common stock, and (b) 6,000 shares of common stock which may be acquired pursuant to options exercisable within 60 days of May 1, 2013.

(5)
Includes: (a) 17,437 Common OP Units convertible into 17,437 shares of common stock, (b) 139,735 Series A-1 preferred OP Units convertible into 139,735 Common OP Units, which in turn were convertible into 55,475 shares of common stock as of May 1, 2013, and (c) 3,000 shares of common stock which may be acquired pursuant to options exercisable within 60 days of May 1, 2013.

(6)
Includes (a) 6,938 Common OP Units convertible into 6,938 shares of common stock, (b) 1,500 shares of common stock which may be acquired pursuant to options exercisable within 60 days of May 1, 2013, (c) 453,841 shares of common stock owned by certain limited liability companies of which Mr. Weiss is a manager, (d) 141,794 Common OP Units convertible into 141,794 shares of common stock owned by a limited liability company of which Mr. Weiss is a manager, (e) 1,959 shares of common stock held by the 1997 Shiffman Charitable Remainder Unitrust for which Mr. Weiss is a Co-Trustee, (f) a beneficial interest only in 10,000 Common OP Units convertible into 10,000 shares of common stock, and (g) 86,810 shares of common stock and 40,287 common OP Units convertible into 40,287 shares of common stock held by the Gary A. Shiffman 2012 Irrevocable Family Trust, of which Mr. Weiss is the Trustee.  Mr. Weiss does not have a pecuniary interest in any of the 1997 Shiffman Charitable Remainder Unitrust, the Gary A. Shiffman 2012 Irrevocable Family Trust or the limited liability companies described above and, accordingly, Mr. Weiss disclaims beneficial ownership of the 543,978 shares of common stock and the 182,081 common OP Units held by such entities.

(7)	Includes 6,000 shares of common stock which may be acquired pursuant to options exercisable within 60 days of May 1, 2013.
(8)	Includes 6,000 shares of common stock which may be acquired pursuant to options exercisable within 60 days of May 1, 2013.
(9)
According to the Schedule 13G/A for the year ended December 31, 2012 and filed with the SEC on February 14, 2013, both FMR LLC, in its capacity as a parent holding company or control person, and Edward C. Johnson 3d, the Chairman of FMR LLC, beneficially own 4,457,106 shares of our common stock. According to the same filing, Fidelity Management & Research Company, a subsidiary of FMR LLC, in its capacity as an investment advisor, beneficially owns 2,801,420 shares of our common stock.

(10)
According to the Schedule 13G/A for the year ended December 31, 2012 and filed with the SEC on February 11, 2013, The Vanguard Group, Inc., in its capacity as an investment advisor, beneficially owns 3,471,436 shares of our common stock.

(11)
According to the Schedule 13G/A for the year ended December 31, 2012 and filed with the SEC on February 14, 2013, Vanguard Specialized Funds- Vanguard REIT Index Fund, in its capacity as an investment advisor, beneficially owns 1,869,953 shares of our common stock.

(12)
According to the Schedule 13G/A for the year ended December 31, 2012 and filed with the SEC on February 5, 2013, BlackRock, Inc., in its capacity as a parent holding company or control person, beneficially owns 2,042,206 shares of our common stock.

(13)
According to the Schedule 13G/A for the year ended December 31, 2012 and filed with the SEC on February 13, 2013, Anchor Capital Advisors LLC, in its capacity as an investment advisor, beneficially owns 2,099,860 shares of our common stock.

(14)
Includes (a) 630,597 common OP Units convertible into 630,597 shares of common stock, (b) 139,735 Series A-1 preferred OP Units convertible into 139,735 common OP Units, which in turn were convertible into 55,475 shares of common stock as of May 1, 2013, and (c) 32,000 shares of common stock which may be acquired pursuant to options exercisable within 60 days of May 1, 2013.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table reflects information about the securities authorized for issuance under our equity compensation plans as of December 31, 2012.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by shareholders	55,950	$29.19	763,400
Equity compensation plans not approved by shareholders	—	—	—
Total	55,950	$29.19	763,400

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Relationship with Equity Affiliates

We have entered into the following transactions with Origen Financial Services, LLC (“OFS LLC”):

•
Investment in OFS LLC. We entered into an agreement with four unrelated companies and contributed cash of approximately $0.6 million towards the formation of a limited liability company. OFS LLC purchased the origination platform of Origen. The purpose of the venture is to originate manufactured housing installment contracts for its members. We accounted for our investment in OFS LLC using the equity method of accounting which we have since suspended. As of December 31, 2012, we had an ownership interest in OFS LLC of 22.9 percent, and the carrying value of our investment was zero.

•
Loan Origination, Sale and Purchase Agreement. OFS LLC agreed to fund loans that meet our underwriting guidelines and then transfer those loans to us pursuant to a Loan Origination, Sale and Purchase Agreement. We paid OFS LLC a fee of approximately $650 per loan pursuant to a Loan Origination, Sale and Purchase Agreement which totaled approximately $0.1 million during the year ended December 31, 2012. We purchased, at par, $6.4 million of these loans during the year ended December 31, 2012.

We have entered into the following transactions with Origen:

•
Investment in Origen: We own 5,000,000 shares of Origen common stock and Shiffman Origen LLC (which is owned by the Milton M. Shiffman Spouse’s Marital Trust, Gary A. Shiffman (our Chairman and Chief Executive Officer), and members of Mr. Shiffman’s family) owns 1,025,000 shares of Origen common stock. We accounted for our investment in Origen using the equity method of accounting which we have since suspended. As of December 31, 2012 we had an ownership interest in Origen of approximately 19 percent, and the carrying value of our investment was zero.

•	Board Membership. Gary A. Shiffman, our Chairman and Chief Executive Officer is a board member of Origen.

Lease of Principal Executive Offices

Gary A. Shiffman, together with certain of his family members, indirectly owns a 21 percent equity interest in American Center LLC, the entity from which we lease office space for our principal executive offices. Arthur A. Weiss, one of our directors, owns less than one percent indirect interest in American Center LLC. As of October 2011, we lease approximately 48,200 rentable square feet. The term of the lease is until October 31, 2016, with an option to renew for an additional five years. The annual base rent under the current lease is $18.61 per square foot (gross) and will remain this amount through October 31, 2014. From November 1, 2014 to August 31, 2015, the annual base rent will be $18.72 per square foot (gross) and then from September 1, 2015 to October 31, 2016, the annual base rent will be $17.92 per square foot (gross). We also have a temporary lease for $9.58 per square foot (gross) until April 2013 on 10,500 rentable square feet. Mr. Shiffman and Mr. Weiss may have a conflict of interest with respect to their obligations as one of our officers and/or directors and their ownership interest in American Center LLC.

Loan Funding Agreement with Talmer Bank

Each of Robert H. Naftaly and Arthur A. Weiss, who serve on our board of directors, is also a director of each of Talmer Bancorp, Inc. and its primary operating subsidiary, Talmer Bank. Each of Mr. Naftaly, Mr. Weiss and Mr. Shiffman also owns less than one percent of Talmer Bancorp, Inc.'s common stock. In January 2013, we entered into an agreement with Talmer Bank under which we may refer purchasers of homes in our communities to Talmer Bank to obtain loans to finance their home purchases. We do not receive referral fees or other cash compensation under the agreement. If Talmer Bank makes loans to purchasers referred by us under the agreement, those purchasers default on their loans and Talmer Bank repossesses the homes securing such loans, we have agreed to purchase from Talmer Bank each such repossessed home for a price equal to 100% of the amount under each such loan, subject to certain adjustments; provided that the maximum outstanding principal amount of the loans subject to the agreement may not exceed $10 million. In addition, we have agreed to waive all site rent that would otherwise be due from Talmer Bank so long as it owns any homes on which loans were made pursuant to the agreement. The agreement expires November 1, 2013, but may be extended by mutual agreement of Talmer Bank and us.

Legal Counsel

During 2012, Jaffe, Raitt, Heuer &Weiss, Professional Corporation acted as our general counsel and represented us in various matters. Arthur A. Weiss, one of our directors, is the Chairman of the Board of Directors and a shareholder of such firm. We incurred legal fees and expenses of approximately $3.4 million in 2012 in connection with services rendered by Jaffe, Raitt, Heuer &Weiss, Professional Corporation.

Tax Consequences Upon Sale of Properties

Gary A. Shiffman holds limited partnership interests in the Operating Partnership which were received in connection with the contribution of 24 properties (four of which have been sold) from partnerships previously affiliated with him (the “Sun Partnerships”). Prior to any redemption of these limited partnership interests for our common stock, Mr. Shiffman will have tax consequences different from those of us and our public shareholders on the sale of any of the Sun Partnerships. Therefore, we have different objectives than Mr. Shiffman regarding the appropriate pricing and timing of any sale of those properties.

Policies and Procedures for Approval of Related Party Transactions

We have adopted a written policy under which none of our executive officers or directors (or any family member or affiliate of such executive officer or director) may enter into any transaction or arrangement with us that reasonably could be expected to give rise to a conflict of interest without the prior approval of the NCG Committee. Any such transaction or arrangement must be promptly reported to the NCG Committee or the full Board. Any such disclosure provided by an executive officer or director is reviewed by the NCG Committee and approved or disapproved. In determining whether to approve such a transaction or arrangement, the NCG Committee takes into account, among other factors, whether the transaction was on terms no less favorable to us than terms generally available to third parties and the extent of the executive officer’s or director’s involvement in such transaction or arrangement.

All related party transactions disclosed above were approved by either the NCG Committee or the full Board.

SHAREHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING
 Shareholder proposals intended to be presented at the 2014 annual meeting of shareholders must be received by our Secretary no later than January , 2014, in order to be considered for inclusion in our proxy statement and on the proxy card that will be solicited by the Board in connection with the 2014 annual meeting of shareholders.
 In addition, if a shareholder desires to bring business before an annual meeting of shareholders, which is not the subject of a proposal for inclusion in our proxy materials, the shareholder must follow the advance notice procedures outlined in our bylaws. Our bylaws provide that: (i) with respect to an annual meeting of shareholders, nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the shareholders may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of the Board of Directors, or (c) by any shareholder who was a shareholder of record at the time of giving of notice provided for in the bylaws and at the time of the annual meeting, is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the bylaws; and (ii) with respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting of shareholders, and nominations of persons for election to the Board of Directors may be made (a) pursuant to our notice of meeting, (b) by or at the direction of the Board of Directors, or (c) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any shareholder who is a shareholder of record both at the time of giving of notice provided for in the bylaws and at the time of the special meeting, is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the bylaws.

OTHER MATTERS
 The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. If any other matters are properly presented at the Annual Meeting for action, it is intended that the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment on such matters.

By Order of the Board of Directors
Dated: May , 2013	KAREN J. DEARING
Secretary

APPENDIX A

ARTICLE VI
PROVISIONS FOR DEFINING, LIMITING
AND REGULATING CERTAIN POWERS OF THE
CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 1. Number and Classification. The number of directors of the Corporation ~~initially shall be three (3~~is eight (8), which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws of the Corporation~~; provided~~, ~~however, that (a) if there is stock outstanding and so long as there are three (3) or more stockholders, the number of directors~~ but shall never be less than ~~three (3) and (b) if there is stock outstanding and so long as there are less than three (3) stockholders, the number of directors may be less than three but not less than the number of stockholders. The names of the directors who shall serve effective immediately until the first~~ the minimum number required by the Maryland General Corporation Law. Beginning with the 2014 annual meeting of stockholders ~~until their successors are duly elected and qualify are:~~, directors shall be elected for a term expiring at the next annual meeting of stockholders.  Each director shall hold office until his or her term expires and until his or her successor is duly elected and qualifies, subject to his or her prior death, resignation, retirement, disqualification or removal from office. The names of the current directors of the Corporation, who shall serve until their successors are elected and qualified, subject to his or her prior death, resignation, retirement, disqualification or removal from office, are [TO BE LISTED].
~~Robert B. Bayer~~
~~Milton M. Shiffman~~
~~Gary A. Shiffman~~
~~At the first annual meeting of stockholders, the directors shall be divided into three (3) classes, as nearly equal in number as possible, with a term of three (3) years each, and the term of office of one class shall expire each year. One class shall hold office initially for a term expiring at the annual meeting of stockholders in 1994, another class shall hold office initially for a term expiring at the annual meeting of stockholders in 1995 and another class shall hold office initially for a term expiring at the annual meeting of stockholders in 1996. Beginning with the annual meeting of stockholders, the directors of the class of directors whose term expires at such meeting will be elected to hold office for a term expiring at the third succeeding annual meeting. Each director shall hold office for the term for which he or she is elected and until his or her successor is duly elected and qualifies.~~

A-1

APPENDIX B

Sun Communities, Inc.

Fourth Amended and Restated Audit Committee Charter

1.	General Statement of Purpose

The purposes of the Audit Committee of the Board of Directors (the “Audit Committee”) of Sun Communities, Inc. (the “Company”) are to:

•
assist the Board of Directors (the “Board”) in its oversight of (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the qualifications, independence and performance of the Company's independent auditors, and (4) the performance of the Company's internal audit function; and

•	prepare the Audit Committee Report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company's annual proxy statement.

2.	Composition

The Audit Committee shall consist of at least three (3) members of the Board, each of whom shall satisfy the independence requirements established by the New York Stock Exchange Listed Company Manual for listing on the exchange and all other applicable legal and regulatory requirements. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices and at least one (1) member of the Audit Committee shall be an “audit committee financial expert” (as defined in Item 401(h) of Regulation S-K).

The members of the Audit Committee shall be selected by the Board and shall serve until their successors shall be duly selected and qualified or until their earlier death, retirement, resignation or removal. The Board shall have the power, at any time, to change the membership of the Audit Committee and to fill vacancies on it, subject to such new member(s) satisfying the independence, experience and financial expertise requirements referred to in this Charter. The Board shall designate one (1) member of the Audit Committee to be Chairman of the committee.

No member of the Audit Committee may simultaneously serve on the audit committee of more than three (3) issuers having securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee.

3.	Compensation

A member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board or any other committee established by the Board, receive directly or indirectly any consulting, advisory or other compensatory fee from the Company.

4.	Meetings
The Audit Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this Charter, but not less frequently than quarterly. Such meetings shall be in person or by conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. A majority of the members of the Audit Committee shall constitute a quorum for purposes of holding a meeting and the Audit Committee may act by a vote of a majority of the members present at such meeting. In lieu of a meeting, the Audit Committee may act by unanimous written consent. The Chairman of the Audit Committee, in consultation with the other Audit Committee members and management, may determine the frequency and length of the Audit Committee meetings and may set meeting agendas consistent with this Charter.

Periodically, the Audit Committee shall also meet separately with the Company's management, internal auditors (or other personnel responsible for the internal audit function) and independent auditors.

5.	Responsibilities and Authority

A.
Review of Charter. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend to the Board any amendments or modifications to the Charter that the Audit Committee deems appropriate.

B.	Annual Performance Evaluation of the Audit Committee. At least annually, the Audit Committee shall evaluate its own performance and composition and report the results of such evaluation to the Board.

C.
Annual Performance Evaluation of the Chief Financial Officer. At least annually, the Audit Committee shall evaluate the performance and effectiveness of the Company's Chief Financial Officer (or other officer serving a similar role) and report the results of such evaluation to the Company's Compensation Committee.

D.	Matters Relating to Selection, Performance and Independence of Independent Auditor

(i)
The Audit Committee shall be solely responsible for the appointment, retention and termination, and for determining the compensation, of the Company's independent auditor engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or other services for the Company (the “Independent Auditor”), including, without limitation, approving the engagement letter of the Independent Auditor on an annual basis. The Audit Committee may consult with management in fulfilling these duties, but may not delegate these responsibilities to management.

(ii)
The Audit Committee shall be directly responsible for oversight of the work of the Independent Auditor (including resolution of disagreements between management and the Independent Auditor regarding financial reporting).

(iii)
The Audit Committee shall pre-approve all auditing services and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to the Company by the Independent Auditor; provided, however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Company if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

(iv)
The Audit Committee shall request that the Independent Auditor provide it with the written disclosures and the letter required by Independence Standards Board Standard No. 1, as modified or supplemented, require that the Independent Auditor submit to the Audit Committee on a periodic basis a formal written statement delineating all relationships between the Independent Auditor and the Company, discuss with the Independent Auditor any disclosed relationships or services that may impact the objectivity and independence of the Independent Auditor, and based on such disclosures, statement and discussion take or recommend that the Board take appropriate action in response to the Independent Auditor's report to satisfy itself of the Independent Auditor's independence.

(v)	The Audit Committee shall evaluate the Independent Auditor's qualifications, performance and independence. As part of such evaluation, at least annually, the Audit Committee shall:

a.
obtain and review a report or reports from the Independent Auditor describing (1) the Independent Auditor's internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review or peer review of the Independent Auditors or by any inquiry or investigation by government or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the Independent Auditors, and any steps taken to address any such issues, and (3) in order to assess the Independent Auditor's independence, all relationships between the Independent Auditor and the Company;

b.	review and evaluate the performance of the Independent Auditor and the lead partner; and

c.	assure the regular rotation of the audit partners (including, without limitation, the lead and concurring partners) as required under the Exchange Act and Regulation S-X.

(vi)	The Audit Committee shall set clear policies with respect to the potential hiring of current or former employees of the Independent Auditor.

E.	Financial Statements and Audit

(i)
The Audit Committee shall review the overall audit plan (both internal and external) with the Independent Auditor and the members of management who are responsible for preparing the Company's financial statements, including the Company's Chief Financial Officer and/or principal accounting officer or principal financial officer (the Chief Financial Officer and such other officer or officers are referred to collectively as the “Senior Accounting Executive”).

(ii)
The Audit Committee shall review and discuss with management (including the Company's Senior Accounting Executive) and with the Independent Auditor the Company's annual audited financial statements, including (1) all critical accounting policies and practices used or to be used by the Company, (2) the Company's disclosures under “Management's Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of the Company's Annual Report on Form 10-K, and (3) any significant financial reporting issues that have arisen in connection with the preparation of such audited financial statements.

(iii)	The Audit Committee shall review and discuss with the Independent Auditor any audit problems or difficulties and management's response to such problems or difficulities.

(iv)
The Audit Committee shall discuss with the Independent Auditor those matters brought to the attention of the Audit Committee by the Independent Auditor pursuant to Statement on Auditing Standards No. 61, as amended (“SAS 61”).

(v)	The Audit Committee shall also review and discuss with the Independent Auditors the report required to be delivered by it pursuant to Section 10A(k) of the Exchange Act.

(vi)
If brought to the attention of the Audit Committee, the Audit Committee shall discuss with the CEO and CFO of the Company (1) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act, within the time periods specified in the SEC's rules and forms, and (2) any fraud involving management or other employees who have a significant role in the Company's internal control over financial reporting.

(vii)
The Audit Committee shall recommend to the Board whether the Company's audited financial statements should be included in the Company's Annual Report on Form10-K. The Audit Committee shall also discuss with management and the Independent Auditor the Company's quarterly financial statements and related disclosure under “Management's Discussion of and Analysis of Financial Condition and Results of Operations” prior to the filing of each Quarterly Report on Form 10-Q.

(viii)
The Audit Committee shall prepare the Audit Committee report required by Item 407(d) of Regulation S-K (or any successor provision) promulgated by the SEC to be included in the Company's annual proxy statement.

F.
Internal Auditors. At least annually, the Audit Committee shall evaluate the performance, responsibilities, budget and staffing of the Company's internal audit function and review the internal audit plan. Such evaluation may include a review of the responsibilities, budget and staffing of the Company's internal audit function with the Independent Auditor.

G.
Earnings Press Releases. The Audit Committee shall generally discuss the types of information included in the Company's earnings releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

H.
Risk Assessment and Management. The Audit Committee shall discuss the guidelines and policies that govern the process by which the Company's exposure to risk is assessed and managed by management and shall discuss with the Company's counsel and management, legal matters, including securities trading policies, that may have a material impact on the Company's financial statement or compliance policies of procedures.

I.
Procedures for Addressing Complaints and Concerns. The Audit Committee shall establish, review and assess procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

J.
Regular Reports to the Board. The Audit Committee shall regularly report to and review with the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Independent Auditor, the performance of the internal audit function and any other matters that the Audit Committee deems appropriate or is requested to review for the benefit of the Board.

6.	Additional Authority

The Audit Committee is authorized, on behalf of the Board, to do any of the following:

A.
Engagement of Advisors. The Audit Committee may engage independent counsel and such other advisors it deems necessary to carry out its responsibilities and powers, and, if such counsel or other advisors are engaged, shall determine the compensation or fees payable to such counsel or other advisors.

B.	General

(i)	The Audit Committee may perform such other oversight functions outside of its stated purpose as may be requested by the Board from time to time.

(ii)
In performing its oversight function, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management, the Independent Auditor and such experts, advisors and professionals as may be consulted with by the Audit Committee.

(iii)
The Audit Committee is authorized to request that any officer or employee of the Company, the Company's outside legal counsel, the Independent Auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company's financial statements or determining whether the Company's financial statements are complete, accurate and in accordance with GAAP.

ADOPTED:    April 23, 2013.

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION

SUN COMMUNITIES, INC.
ATTN: INVESTOR RELATIONS
27777 FRANKLIN ROAD, SUITE 200
SOUTHFIELD, MI 48034

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M56157-P38016

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SUN COMMUNITIES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

	For	Against	Abstain
1. Election of directors to serve until our 2016 annual meeting of shareholders, or our 2014 annual meeting of shareholders if Proposal No. 2 is approved.			
1a. Stephanie W. Bergeron	☐	☐	☐
1b. Clunet R. Lewis	☐	☐	☐
1c. Arthur A. Weiss	☐	☐	☐
2. Amendment of our charter to eliminate classification of the board of directors and elect directors annually.	☐	☐	☐
3. Ratify the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.	☐	☐	☐
4. To approve, by non-binding vote, executive compensation.	☐	☐	☐

NOTE: The appointed proxies are authorized to vote upon all matters incidental to the conduct of the Annual Meeting and such other business as may properly come before the Annual Meeting in accordance with their best judgment.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M56158-P38016

SUN COMMUNITIES, INC.
Annual Meeting of Shareholders
July 23, 2013 11:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Gary A. Shiffman and Karen J. Dearing, or either of them, as attorneys and proxies of the undersigned shareholder, with full power of substitution, to vote on behalf of the undersigned and in his or her name and stead, all shares of the common stock of Sun Communities, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Company's Annual Meeting of Shareholders to be held at 27777 Franklin Road, Suite 100, Southfield, Michigan 48034 on Tuesday, July 23, 2013 at 11:00 a.m., and at any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side